Exhibit 10.16
SUBLEASE AGREEMENT
     THIS SUBLEASE (“Sublease”) is made as of the 17th day of July 2009, by and between SurModics, Inc., a Minnesota corporation, having an address of 9924 West 74th Street, Eden Prairie, Minnesota 55344 (“Sublessor”) and Compellent Technologies, Inc., a Delaware corporation with an address at 7625 Smetana Lane, Eden Prairie, Minnesota 55344 (“Sublessee”).
BACKGROUND
     A. CNS, Inc. (“Sub-Landlord”) leased certain premises from LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Landlord”), located at 7615 Smetana Lane, Eden Prairie, Minnesota (the “Building”), pursuant to a Lease dated December 21, 1999, as amended on April 28, 2000 (as amended, the “Prime Lease”).
     B. Sublessor leased certain space in the Building from Sub-Landlord pursuant to a Sublease Agreement dated September 24, 2007, by and between Sub-Landlord and Sublessor (the “CNS Lease”). A true and correct copy of the CNS Lease is attached hereto and made a part hereof as Exhibit A.
     C. Sublessee desires to lease from Sublessor, and Sublessor desires to lease to Sublessee, the Subleased Premises (as such term is defined below) in accordance with the terms and conditions hereinafter set forth.
TERMS
     NOW, THEREFORE, for and in consideration of the foregoing as well as the mutual covenants, promises, conditions and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:
     1. Definitions. Those capitalized terms not defined herein shall have the same meanings ascribed to them in the Prime Lease.
     2. Sublease Term and Subleased Premises
          (a) Sublease Term. Sublessor hereby leases to Sublessee and Sublessee hereby rents from Sublessor the Subleased Premises for a term (the “Sublease Term”) commencing on a date to be the later of July 1, 2009, or three (3) business days after Sublessor receives Landlord’s consent to this Sublease (referred to herein as the “Sublease Commencement Date”). Sublessor shall provide Sublessee with not less than three (3) calendar days prior written notice of the actual Sublease Commencement Date. The Sublease Term, unless terminated earlier pursuant to the terms hereof shall automatically terminate, without the necessity of notice from either party, at 11:59 p.m. on November 29, 2010 (“Sublease Expiration Date”).
               (i) Access Date. Sublesee shall have full access to use and occupy the Subleased Premises on the Sublease Commencement Date (the “Access Date”).

               (ii) Inspection of Subleased Premises. Sublessee shall have the right to enter the Subleased Premises prior to the Access Date during normal business hours and accompanied by a representative of Sublessor for purposes of inspection and evaluation of the Subleased Premises. At no time prior to the Access Date will Sublessee be permitted to make, install, or construct any alterations or improvements to the Subleased Premises.
          (b) Subleased Premises. Pursuant to this Sublease, Sublessor shall lease to Sublessee the portion of the Premises (as such term is defined under the Prime Lease), comprising of the area mapped out on Exhibit B, together with all parking spaces allocated to Sublessor under the Prime Lease (the “Subleased Premises”).
          (c) Additional Subleasing. Sublessor as part of the CNS Lease has leased additional space not included in the Subleased Premises. Sublessor shall be entitled to dispose of space over which it has control pursuant to the CNS Lease which is not made a part of this Sublease; provided, however, that in the event that Sublessor elects to sublease such space to a tenant other than Sublessee, Sublessor shall be responsible for construction of a demising wall between the Subleased Premises and any space in the building which it subleases to a tenant other than Sublessee.
     3. Rent
          (a) Base Rent. During the Sublease Term, Sublessee shall pay to Sublessor as base rent (“Base Rent”) $325,000 in equal installments over the Sublease Term, commencing on the first day of the Sublease Term and on the first day of each month during the remainder of the Sublease Term. Obligation of payment of Base Rent shall commence on the Sublease Commencement Date and terminate on the Sublease Expiration Date.
          (b) Utilities. In the event that utilities for the Subleased Premises for which Sublessor is billed exceed $98,011.40 during the Sublease Term, in the aggregate, Sublessee shall remit to Sublessor all such amounts in excess of $98,011.40, which shall constitute additional rent. Sublessor shall provide Sublessee with utility invoices demonstrating the amount paid for utilities by Sublessor at the Subleased Premises.
          (c) Place and Manner of Payment. All Base Rent and additional rent and/or any other charges herein reserved, included, or agreed to be treated as rent (all Base Rent, additional rent and such other charges are sometimes hereinafter collectively referred to as “Rent”) shall be payable at the following address, or at such other place as Sublessor may from time to time designate by notice in writing:
SurModics
9924 West 74th Street
Eden Prairie, Minnesota 55344
Attention: Corporate Controller
     All checks shall be made payable to Sublessor. Rent shall be due beginning on the Sublease Commencement Date, and on the first day of each calendar month thereafter during the Sublease Term.

     4. Late Charges. In addition to the remedies available to Sublessor in the event of default, if Sublessee shall fail to pay any item of Rent within fifteen (15) days after its due date, Sublessee shall pay a late charge in an amount equal to the greater of $100 or five percent (5%) of the amount due to cover the extra expense involved in handling delinquent payments. The parties agree that this is not a penalty but is a reasonable estimate of the additional expense Sublessor will incur in the event of Sublessee’s late payment.
     5. Use. Sublessee shall use and occupy the Subleased Premises only within the limitations set forth in Section 1(f) of the Prime Lease, and more specifically within that limitation, Sublessee shall use the Subleased Premises only for general office and warehouse uses. In addition to anything contained herein, Sublessee shall be subject to the same obligations and restrictions against use as provided for under Section 4 of the Prime Lease.
     6. Application of Prime Lease
          (a) Sublessee’s Obligations and Rights. This Sublease is expressly subject and subordinate to all of the terms and conditions of the CNS Lease, and to all amendments, renewals and extensions thereof, and all of the terms, provisions and covenants as contained in the CNS Lease (including as contained in the CNS, Lease by incorporation from the Prime Lease) are incorporated herein by reference, except as herein expressly set forth. Sublessee hereby covenants and agrees to observe all of the terms, conditions and covenants imposed upon the “Sublessee” under the CNS Lease and to perform all of the duties and obligations imposed upon the “Sublessee” thereunder (other than payment of rent under the CNS Lease) to the extent applicable to the Subleased Premises. Except as otherwise provided in this Sublease, all rights of “Sublessee” and obligations of “Sublessor” under the CNS Lease shall inure to the benefit of Sublessee. To the extent any provision of this Sublease is inconsistent with any provisions of the CNS Lease, this Sublease shall govern except that if the standard for performance is more stringent under the CNS Lease, the more stringent provisions shall prevail (except with respect to payment of Rent, in which case the standard for performance under this Sublease shall prevail) and Sublessee shall be obligated to comply therewith. Sublessee acknowledges that any default by it under this Sublease may constitute a default by Sublessor in its position as “Sublessee” under the CNS Lease, and that Sublessee’s liability to Sublessor shall include, but not be limited to, any damages or liabilities incurred by Sublessor to Sub-Landlord under the CNS Lease. Sublessor represents and warrants to Sublessee that as of the date of execution of this Sublease, Sublessor has received no notice of default from Sub-Landlord in its capacity as “Sublessor” under the CNS Lease and, to the knowledge of Sublessor, the Subleased Premises are in full compliance with the requirements of the Prime Lease. Sublessor covenants to Sublessee that it shall pay all rent payable by Sub-Landlord in its capacity as “Sublessee” under the CNS Lease when due, and to perform its other obligations thereunder that have not been assumed by Sublessee under this Sublease, throughout the Sublease Term, so long as Sublessee is not in default under this Sublease. Sublessor further agrees not to exercise any right it has to terminate the CNS Lease without the prior written consent of Sublessee; provided, however, that (i) no consent of Sublessee shall be necessary in the event that Sublessor and Sub-Landlord agree to terminate the CNS Lease as to Sublessor, so long as in the event of such termination, the Sub-Landlord agrees to continue this Sublease in full force and effect, thereby making Sublessee the “Sublessee” under the CNS Lease, resulting in a direct relationship between Sub-Landlord and

Sublessee, and (ii) Sublessor may terminate any of the CNS Lease which does not relate to the Subleased Premises described in this Sublease with no further consent required from Sublessee.
          (b) No Duty to Render Services. Sublessor is not and shall not be required to render any services (other than the obligation to provide utilities to Sublessee provided hereunder) or to perform any obligation of Sub-Landlord required in its capacity as Sublessor under the CNS Lease, nor shall it be responsible for any obligations required of Landlord under the Prime Lease. Sublessor shall not be liable to Sublessee for any default or failure on behalf of Sub-Landlord in its capacity as Sublessor under the CNS Lease or for any defaults of Landlord under the Prime Lease in the performance or nonperformance by either of their respective covenants and obligations under the CNS Lease or the Prime Lease, respectively; provided, however, that Sublessor shall use reasonable efforts to enforce the terms of the CNS Lease in the event of default or nonperformance by Sub-Landlord thereunder. If as a result of default by Sublessee, casualty or condemnation, the CNS Lease should terminate prior to the expiration of the Sublease Term, then this Sublease shall likewise terminate simultaneously with such termination and Sublessee shall have no right or cause of action against Landlord, Sub-Landlord or Sublessor by reason of such termination. It is understood and agreed that Sublessor is under no duty to make repairs, restoration, improvements or alterations to the Subleased Premises at the time of letting or at any time thereafter.
          (c) Insurance. During the Sublease Term, Sublessee agrees to maintain all insurance as required on the part of the Tenant under the Prime Lease, and shall name as additional insureds, as their interests may appear, the Landlord, Manager (as such term is defined in the Prime Lease), Sub-Landlord and Sublessor. Prior to the Sublease Commencement Date, Sublessee shall deliver to Sublessor a certificate of insurance evidencing the existence of such insurance. At least thirty (30) days before any insurance policy shall expire, Sublessee shall deliver to Sublessor replacement certificates of insurance together with receipted bills therefor as aforesaid.
          (d) Inspections. Sublessor shall have the right to enter the Subleased Premises during normal business hours and upon twenty-four (24) hours prior notice to Sublessee, for purposes of inspection and for the other purposes for which rights of entry are reserved under the Prime Lease, except that such prior notice shall not be required in the case of emergency. A representative of Sublessee shall accompany Sublessor or any other person or persons on all such inspections or other entry onto the Subleased Premises, except for: (i) in the case of an emergency; (ii) Sublessor’s entry onto the Subleased Premises is a direct result of a good faith belief that Sublessee is in violation of this Sublease or the CNS Lease; (iii) Sublessor has given advance notice of such entry as required by this Section 6(d) and Sublessee has failed to provide a representative in a timely manner; (iv) performance of scheduled or immediately necessary maintenance or cleaning services; or (v) as agreed upon by Sublessor and Sublessee in advance.
          (e) Subordination. In addition to complying with Sublessor’s obligations as Tenant under Section 19 of the Prime Lease, Subtenant agrees to subordinate this Sublease to any mortgagee or primary encumbrance now or hereafter affecting the Subleased Premises.

          (f) Exclusions. The following portions of the Prime Lease shall not apply to this Sublease: Sections 30, 31, 32, 34 and 36.
          (g) Utilities. It is agreed that Sublessor shall provide all utilities reasonably necessary to Sublessee for the use of the Subleased Premises permitted under this Sublease. Sublessee agrees that its use of utilities shall be solely for its own internal needs, and only for use on the Premises.
     7. Condition of Subleased Premises
          (a) Condition of Subleased Premises. On the Access Date, Sublessor shall deliver the Subleased Premises to Sublessee in broom-clean condition. Subject to Sublessor’s obligations pursuant to the foregoing sentence and subject to Sublessor’s representation in Section 6(a), the taking of occupancy or possession of the whole or any part of the Subleased Premises by Sublessee shall be conclusive evidence, as against Sublessee, that Sublessee accepts possession of the space so occupied, the same was accepted by Sublessee in its “AS IS” condition, and that the same were in good and satisfactory condition at the time such occupancy or possession was so taken, without representation, covenant or warranty, express or implied (including without limitation any implied warranty of habitability, merchantability or fitness for a particular purpose) in fact or in law, by Sublessor or its agents, and without recourse to Sublessor, Sub-Landlord or Landlord, as to any of the above.
          (b) Prime Lease; CNS Lease. Sublessee has examined the Prime Lease and CNS Lease and accepts the Subleased Premises “as is” without representation, covenant or warranty, express or implied, in fact or in law, by Sublessor or its agents, and without recourse to Sublessor, Sub-Landlord or Landlord.
          (c) Temporary Storage by Sublessor. Until October 1, 2009, or such other later time as shall be mutually agreed upon by Sublessor and Sublessee, Sublessor shall have the right to store certain of its data, telecommunications, telephony and internet equipment currently located on the Subleased Premises. The location of such equipment shall be shown on Exhibit B attached hereto. Sublessee agrees not to damage or allow to be intentionally damaged any of such equipment, but shall not be responsible for the equipment in any way, other than as stated herein.
          (d) Furniture. Sublessee shall have the right to use furniture, fixtures and equipment located at the Subleased Premises which are set forth on the attached Exhibit C during the term of the Sublease (the “Fixtures”). Sublessor shall have no duty to repair the Fixtures during the term of the Sublease, and Sublessee shall undertake all necessary repairs to keep the Fixtures in such condition as they were as of the date of the Sublease. At the end of the Sublease Term, provided that Sublessee shall not be in default of the Sublease, Sublessor shall quitclaim its interests in all Fixtures to Sublessee, by an instrument in form reasonably acceptable to both parties.
     8. Alterations/Repairs/Signage
          (a) Except as provided in the CNS Lease, Sublessee shall not make any alterations, improvements or additions to the Subleased Premises without the written consent of

Landlord, Sub-Landlord and Sublessor, which consent may not be unreasonably withheld or delayed.
               (i) In the event Landlord consents to any improvements by Sublessee, Sublessee shall indemnify defend and save Sublessor harmless from and against any and all claims by or on behalf of any persons, firms or corporations arising from the construction, maintenance, operation, use and removal of such improvements and alterations during the Sublease Term, and from and against all costs, expense and liabilities incurred in connection with any such claim or action or proceeding brought thereon (including, without limitation, the reasonable fees of attorneys, investigators, and experts).
               (ii) At the expiration or termination of this Sublease, Sublessee shall be obligated and solely responsible to remove all of Sublessee’s improvements and alterations and restore the Subleased Premises to the condition as it existed as of the Access Date; and upon such removal, Sublessee shall repair any damage caused by installation or removal of the improvements.
          (b) Sublessee shall keep the Subleased Premises in a neat and orderly condition and shall make all repairs to maintain the Subleased Premises as required of Sublessor as Sublessee as set forth in the CNS Lease.
          (c) Sublessee may not place any signage on the Subleased Premises except for signage permitted by Section 8 of the Prime Lease. Any additional signage installed by Sublessee pursuant to Landlord’s consent is also subject to Sections 8(a)(i)-(ii) herein.
     9. Assignment or Subletting. Sublessee may not assign this Sublease, mortgage, pledge or encumber Sublessee’s interest in this Sublease or sublet all or any portion of the Subleased Premises without the prior written consent of Sublessor, Sub-Landlord and Landlord, which consent of Sublessor shall not be unreasonably withheld. If Sublessor, Sub-Landlord and Landlord consent to any such assignment or subletting, Sublessee shall remain fully and primarily liable to Sublessor, in all respects, under this Sublease.
     10. Defaults and Termination
          (a) Subject to the grace periods provided in Section 13 below, if Sublessee shall at any time be in default in the payment of Rent or of any other sum required to be paid by Sublessee under this Sublease, or in the performance of or compliance with any of the terms, covenants, conditions or provisions of this Sublease, or if Sublessee breaches or otherwise commits an event of default under those provisions of the CNS Lease applicable to Sublessee’s use and/or occupancy of the Subleased Premises, then and in addition to any other rights or remedies Sublessor may have under this Sublease and at law and in equity, shall have the following rights:
               (i) Sublessor shall have the same rights and remedies against Sublessee for default of this Sublease as the Landlord would have against Sublessor as Tenant under the Prime Lease or as Sub-Landlord would have against Sublessor under the CNS Lease, including, without limitation, the rights of rental acceleration, Sublease termination, retaking possession and damages.

               (ii) If Sublessee shall be in default in the payment of Rent or any other sum required to be paid by Sublessee under this Sublease beyond any applicable grace period set forth in Section 13 below, Sublessee shall pay interest on the delinquent amounts at the rate of twelve percent (12%) per annum from the date due to the date paid.
               (iii) No waiver by Sublessor of any breach by Sublessee of any of Sublessee’s obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Sublessor to seek a remedy for any breach by Sublessee be a waiver by Sublessor of any rights and remedies with respect to such or any subsequent breach.
               (iv) If Sublessee shall be in default in the performance of any of its obligations hereunder, Sublessor may (but shall not be obligated to do so), in addition to any other rights it may have in law or equity, cure such default on behalf of Sublessee. In such event, Sublessee shall reimburse Sublessor upon demand, as additional rent, for any costs incurred by Sublessor in curing said defaults, including without limitation reasonable attorneys’ fees from the date Sublessor incurs such costs, along with interest from the date Sublessor cures any such default until the date such sum is paid, at the rate specified in Section 10(a)(ii) herein.
          (b) If Sublessor shall be in default in the performance of any of its obligations hereunder, or under the CNS Lease, but only to the extent such default directly affects the Subleased Premises, Sublessee may (but shall not be obligated to do so), in addition to any other rights it may have in law or equity, cure such default on behalf of Sublessor. In such event, Sublessor shall reimburse Sublessee upon demand, for any costs incurred by Sublessee in curing said defaults, including without limitation reasonable attorneys’ fees from the date Sublessee incurs such costs, along with interest from the date Sublessee cures any such default until the date such sum is paid, at the rate specified in Section 10(a)(ii) herein.
          (c) If as a result of default by Sublessee, casualty or condemnation, the CNS Lease should terminate prior to the expiration of the Sublease Term, then this Sublease shall likewise terminate simultaneously with such termination and Sublessee shall have no right or cause of action against Landlord or Sublessor by reason of such termination.
     11. Access Across Subleased Premises. Sublessor shall have the right to reasonably have access across the Subleased Premises as necessary to access other parts of the Building not leased by Sublessee and to obtain access to any of Sublessor’s property which remains in the Subleased Premises as provided for herein. Sublessor shall take all reasonable actions requested by Sublessee to minimize disruption to Sublessee’s business, including, without limitation, obtaining access badges from Sublessee, checking in with Sublessee, and using good faith efforts to minimize disruption to Sublessee’s business. Sublessor shall be responsible for any damage caused by Sublessor to the Subleased Premises in such an event.
     12. Grace Period. If Sublessee shall be in default of any of the terms and provisions of this Sublease, and if the CNS Lease shall allow a grace period for cure of a default of a similar type and nature, then Sublessee shall be entitled to a grace period which is five (5) days less than the corresponding grace period in the CNS Lease.

     13. Indemnifications.
          (a) Sublessee agrees to indemnify, defend and save Sublessor harmless from and against any and all claims by or on behalf of any persons, firms or corporations arising from the occupancy, conduct, operation or management of the Subleased Premises or from any work or thing whatsoever done or not done in and on the Subleased Premises, or arising from any breach or default on the part of Sublessee in the performance of any covenant or agreement on the part of Sublessee to be performed pursuant to the terms of this Sublease, or under the law, or arising from any act, neglect or negligence of Sublessee, or any of its agents, contractors, subtenants, servants, employees, or licensees or arising from any accident, injury or damage whatsoever caused to any person, firm, corporation or property occurring during the term of this Sublease, in or about the Subleased Premises, and from and against all costs, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon (including, without limitation, the reasonable fees of attorneys, investigators and experts).
          (b) Sublessor agrees to indemnify, defend and save Sublessee harmless from and against any and all claims by or on behalf of any persons, firms or corporations arising from any act, neglect or negligence of Sublessor, or any of its agents, contractors, subtenants, servants, employees, or licensees, arising during Sublessor’s use and occupancy of the Subleased Premises prior to the Sublease Commencement Date, and from and against all costs, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon (including, without limitation, the reasonable fees of attorneys, investigators and experts).
     14. Notices
          (a) All notices, requests and demands to be given hereunder shall be in writing, sent to at the addresses set forth below by: (i) certified mail, return receipt requested, postage prepaid; or (ii) recognized overnight courier service.

If to Sublessor:	SurModics, Inc.
9924 West 74th Street
Eden Prairie, MN 55344
Attention: General Counsel

If to Sublessee:	Compellent Technologies, Inc.

Attention:
          (b) Each such notice, request or demand shall be deemed to have been given upon the earlier of (i) actual receipt or refusal by the addressee, or (ii) deposit thereof at any main branch of the United States Post Office if sent in accordance with subsection (a)(i) above, or (iii) deposit thereof with the carrier if sent in accordance with subsection (a)(ii).

          (c) Either party, by notice similarly given, may change the person and/or address to which future notices shall be sent.
     15. Surrender. At the expiration or earlier termination of this Sublease, Sublessee covenants that it will peaceably and quietly leave and surrender the Subleased Premises, and will leave the Subleased Premises in broom clean condition and in the same condition as Sublessee is required to maintain the same during the term of this Sublease pursuant to the terms of this Sublease. In no event shall Sublessee be required to remove any improvements or alterations existing in the Subleased Premises prior to the Access Date.
     16. Holding Over. In the event of a holding over by Sublessee or any entity claiming through Sublessee after the expiration or other termination of this Sublease, Sublessee shall become a tenant at sufferance upon all of the terms and provisions of this Sublease, except as otherwise provided herein. Sublessee shall, throughout the entire holdover period, pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during such holdover) equal to 150% of the sum of the Rent due for the period immediately preceding such holding over, provided that in no event shall the Rent during the holdover period be less than the fair market rental for the Subleased Premises as determined by Sublessor in its sole and absolute discretion. The Rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. No holding over by Sublessee or payments of money by Sublessee to Sublessor after the expiration of the term of the Sublease shall be construed to extend the term of the Sublease or prevent Sublessor from recovery of immediate possession of the Subleased Premises by summary proceedings or otherwise. Without limiting the foregoing, Sublessee hereby agrees to indemnify, defend and hold harmless Sublessor from and against any and all claims, liabilities, actions, losses, damages (including, without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys’ fees) asserted against or sustained by Sublessor and arising from or by reason of such retention of possession, which obligations shall survive the expiration or termination of the Sublease.
     17. No Other Rights Conveyed. This Sublease shall not be construed to convey to Sublessee any expansion options, rights of first offer, rights of first refusal, renewal rights or options or any other rights, options or privileges of Sublessor under the CNS Lease which are not specifically set forth in this Sublease, all of which shall be personal and exclusive to Sublessor.
     18. Fire or Other Casualty/Waiver of Subrogation. Sublessor and Sublessee hereby release the other and all persons claiming under them, and Sublessee hereby also releases Sub-Landlord and Landlord from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties, or any other insured casualty, even if such fire or other casualty shall be brought about by the fault or negligence of the other party, or any persons claiming under it. Sublessor hereby agrees that, in the event of any casualty or condemnation affecting the Subleased Premises, any elections which may be made by Sublessor under the terms of the CNS Lease in connection therewith (e.g., elections regarding termination or repair) shall instead be made by Sublessee.
     19. Waiver of Jury Trial. IT IS UNDERSTOOD AND AGREED BY AND AMONG SUBLESSOR AND SUBLESSEE THAT EACH OF THEM HEREBY WAIVES

TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE OR THE USE OR OCCUPANCY OF THE SUBLEASED PREMISES, OR OTHERWISE. IT IS FURTHER AGREED BY AND BETWEEN THE PARTIES HERETO THAT IN THE EVENT SUBLESSOR COMMENCES ANY SUMMARY PROCEEDINGS FOR NON-PAYMENT OF RENT, SUBLESSEE WILL NO INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING.
     20. Intentionally Deleted
     21. Entire Agreement. This Sublease together with the CNS Lease and all exhibits hereto and thereto contains the entire agreement between the parties hereto and there are no collateral agreements or understandings. This Sublease shall not be modified in any manner except by an instrument in writing executed by Sublessor, Sublessee and Landlord.
     22. Successors and Assigns. Subject to the provisions of Section 9 above, this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     23. Governing Law. This Sublease shall be governed and construed in accordance with the laws of Minnesota.
     24. Time. Time is of the essence in this Sublease and with regard to all provisions herein contained.
     25. Severability. If any provision hereof shall be found to be illegal, void or unenforceable, this Sublease shall be construed as if said provisions were not herein contained, so as to give full force and effect, as nearly as possible, to the original intent of the parties hereto.
     26. Relationship. Nothing herein contained shall be deemed to create any partnership or joint venture between the parties hereto, and the relationship of the parties shall be solely that of sublessor and sublessee.
     27. Landlord’s Approval; Sub-Landlord’s Approval; Estoppel. This Sublease is contingent upon the prior written approval of Landlord and Sub-Landlord.
     28. Brokers. Sublessor and Sublessee each represent and warrant to the other that aside from Cushman & Wakefield (Sublessor’s “Broker”), neither of them has employed any broker, agent or finder in connection with this Sublease. Each party shall and does hereby indemnify and hold the other party harmless from and against any claim or claims for commissions or other fees arising from or out of any breach of the foregoing representation and warranty. Sublessor shall pay Sublessor’s Broker a leasing commission under a separate written agreement between Sublessor and Sublessor’s Broker. Sublessee’s Broker shall be paid its commission by Sublessor’s Broker under a separate agreement between the Brokers.

     IN WITNESS WHEREOF, the parties have executed this Sublease as of the date and year first above written.

SUBLESSOR:		SUBLESSEE:

SURMODICS, INC.		COMPELLENT TECHNOLOGIES, INC.

By:	/s/ Philip D. Ankeny	By:	/s/ John R. Judd

Name:	Philip D. Ankeny	Name:	John R. Judd
Title:	Sr. VP & CFO	Title:	CFO

EXHIBIT A
CNS Lease

Exhibit A
SUBLEASE AGREEMENT
     THIS SUBLEASE (“Sublease”) is made as of the 24th day of September 2007, by and between CNS, INC., a Delaware corporation, having an address of 1000 GSK Drive, Moon Township, Pittsburgh, PA 15108 (“Sublessor”) and SURMODICS, INC., a Minnesota corporation with an address at 9924 West 74th Street, Eden Prairie, MN 55344, Attn: Bryan Phillips (“Sublessee”).
BACKGROUND
     A. Sublessor leases certain premises from LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Landlord”), which premises and buildings thereon are located at 7615 Smetana Lane, Eden Prairie, Minnesota (the “Building”), pursuant to a Lease dated December 21, 1999, as amended on April 28, 2000 (the “Prime Lease”). A true and correct copy of the Prime Lease is attached hereto and made a part hereof as Exhibit “A”.
     B. Sublessee desires to lease from Sublessor, and Sublessor desires to lease to Sublessee, the Subleased Premises (as such term is defined below) in accordance with the terms and conditions hereinafter set forth.
TERMS
     NOW, THEREFORE, for and in consideration of the foregoing Background and the mutual covenants, promises, conditions and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:
     1. Definitions. Those capitalized terms not defined herein shall have the same meanings ascribed to them in the Prime Lease.
     2. Sublease Term and Subleased Premises
          (a) Sublease Term. Sublessor hereby leases to Sublessee and Sublessee hereby rents from Sublessor the Subleased Premises for a term (the “Sublease Term”) commencing on a date to be the later of September 1, 2007, or three (3) business days after Sublessor receives Landlord’s consent to this Sublease (referred to herein as the “Sublease Commencement Date”). Sublessor shall provide Sublessee with not less than three (3) calendar days prior written notice of the actual Sublease Commencement Date. The Sublease Term, unless terminated earlier pursuant to the terms hereof shall automatically terminate, without the necessity of notice from either party, at 11:59 p.m. on November 29, 2010 (“Sublease Expiration Date”).
               (i) Access Date. Subleasee shall have full access to use and occupy the Subleased Premises on the Sublease Commencement Date (the “Access Date”).
               (ii) Inspection of Subleased Premises. Sublessee shall have the right to enter the Subleased Premises prior to the Access Date during normal business hours and

1.

accompanied by a representative of Sublessor for purposes of inspection and evaluation of the Subleased Premises. At no time prior to the Access Date will Sublessee be permitted to make, install, or construct any alterations or improvements to the Subleased Premises.
          (b) Subleased Premises. Pursuant to this Sublease, Sublessor shall lease to Sublessee the portion of the Premises (as such term is defined under the Prime Lease), comprising approximately 73,000 rentable square feet in the Building and 3.8 unreserved parking spaces for each 1,000 rentable square feet of the Premises, as allocated to Sublessor under the Prime Lease and the First Amendment to the Lease dated April 28, 2000 (“Subleased Premises”). A copy of the floor plan of the Subleased Premises is attached hereto and made a part hereof as Exhibit “B”.
     3. Rent
          (a) Base Rent. During the Sublease Term, Sublessee shall pay to Sublessor as base rent (“Base Rent”) for the Subleased Premises, the amounts set forth on the Rental Schedule attached hereto and made a part hereof as Exhibit “C.” Notwithstanding anything to the contrary contained herein, Sublessee shall not be obligated for payment of Base Rent during the first four (4) months of the Sublease Term. Base Rent payments will commence on that date which is four (4) months after the Sublease Commencement Date (“Base Rent Commencement Date”).
          (b) Taxes, Operating Expenses and Additional Rent. Commencing on the Sublease Commencement Date, Sublessee shall pay directly to Sublessor all Operating Expenses (as such term is defined in § 7(a)-(f) of the Prime Lease), including but not limited to taxes, utilities, maintenance or other sums due under the Prime Lease with respect to the Subleased Premises and/or this Sublease.
               (i) In the event Landlord agrees to furnish to the Subleased Premises services requested by Sublessee other than or in addition to those provided under the Prime Lease, Sublessee shall be solely responsible to pay all amounts which may become due for such services directly to Landlord. Sublessee’s failure to do so shall be a default under this Sublease.
               (ii) If Sublessee’s Intended Use of the Subleased Premises causes the rate of fire or other insurance carried by Landlord to be increased, Sublessee shall be solely responsible to Landlord for any such increase.
          (c) Place and Manner of Payment. All Base Rent and additional rent and/or any other charges herein reserved, included, or agreed to be treated as rent (all Base Rent, additional rent and such other charges are sometimes hereinafter collectively referred to as “Rent”) shall be payable at the following address (except those items which, pursuant to clauses 3(b)(i) and (ii) are payable directly to Landlord), or at such other place as Sublessor may from time to time designate by notice in writing:

2.

GlaxoSmithKline
1000 GSK Drive
Moon Township
Pittsburgh, PA 15108
Attn: Don Rimbey MS PBI000
     All checks shall be made payable to Sublessor. Sublessor may, in its sole discretion, deliver to Sublessee an invoice each month during the Sublease Term, which details all items of Rent due for the previous month. In no event shall Sublessor be obligated to provide such invoice to Sublessee. Subject to Section 3(a) Rent shall be due beginning on the Sublease Commencement Date, and on the first day of each calendar month thereafter during the Sublease Term.
          (d) Security Deposit. Contemporaneously with the execution of this Sublease, Sublessee shall provide to Sublessor a security deposit in the form of a standby Letter of Credit in the amount of $328,500 ($4.50 psf) (the “Security Deposit”), which shall be held by Sublessor to secure Sublessee’s performance of its obligations under this Sublease. The Security Deposit shall be reduced by 50% after the first twelve (12) months of paid Rent, assuming that all other obligations of the Sublessee under this Sublease have been met. The Letter of Credit shall be in a form and issued by a banking institution approved by Sublessor. Such approval shall not be unreasonably withheld. The Security Deposit is not an advance payment of Rent or a measure or limit of Sublessor’s damages upon a default by Sublessee. Sublessor may, from time to time following such default and without prejudice to any other remedy, draw upon the Letter of Credit and use and apply any portion of the proceeds to perform any obligation Sublessee fails to perform hereunder. Following any such application of the Security Deposit, Sublessee shall within ten (10) business days after Sublessor’s notice to Sublessee of such use or application, cause the issuing bank to restore the Letter of Credit to its original amount as set forth herein, and Sublessee’s failure to do so shall constitute an event of default under this Sublease. Provided that Sublessee has performed all of its obligations hereunder, Sublessor shall, within ten (10) business days after the Sublease Term ends, return to Sublessee the Letter of Credit less the proceeds of any draw Sublessor shall have made to satisfy any of Sublessee’s obligations as provided hereunder.
     4. Late Charges. In addition to the remedies available to Sublessor in the event of default, if Sublessee shall fail to pay any item of Rent within fifteen (15) days after its due date, Sublessee shall pay a late charge in an amount equal to the greater of $100 or five percent (5%) of the amount due to cover the extra expense involved in handling delinquent payments. The parties agree that this is not a penalty but is a reasonable estimate of the additional expense Sublessor will incur in the event of Sublessee’s late payment.
     5. Use. Sublessee shall use and occupy the Subleased Premises for and only for the use specified in Section 1(f) of the Prime Lease: general office, warehouse and assembly; provided, however, that Sublessee may, with Landlord’s consent, use the Subleased Premises for research and development and laboratory work, including but not limited to those activities described in Exhibit “D” attached hereto so long as performed in accordance with applicable laws (“Sublessee’s Intended Use”). Sublessee shall be subject to the same obligations and restrictions against use as provided for under Section 4 of the Prime Lease.

3.

          (a) Sublessor does not warrant or represent that Landlord will provide consent for Sublessee’s Intended Use of the Subleased Premises.
          (b) In the event Landlord consents to Sublessee’s Intended Use of the Subleased Premises, Sublessee agrees to indemnify, defend and save Sublessor harmless from and against any and all claims by or on behalf of any persons, firms or corporations arising from Sublessee’s Intended Use of the Subleased Premises, including, but not limited to, any obligation under the Prime Lease to remove any improvements installed by Sublessee in the Subleased Premises, and any and all environmental contamination, remediation, decontamination or decommissioning of the Subleased Premises necessary at the end of the Sublease Term as a result of Sublessee’s use of the Subleased Premises, and from and against all costs, expenses and liabilities incurred in connection with any such claim or action or proceeding brought on account of Sublessee’s breach of its obligations under this Section 5(b) (including, without limitation, the reasonable fees of attorneys, investigators and experts).
     6. Application of Prime Lease
          (a) Sublessee’s Obligations and Rights. This Sublease is expressly subject and subordinate to all of the terms and conditions of the Prime Lease, and to all amendments, renewals and extensions thereof, and all of the terms, provisions and covenants as contained in the Prime Lease are incorporated herein by reference, except as herein expressly set forth. Sublessee hereby covenants and agrees to observe all of the terms, conditions, covenants imposed upon the “Tenant” under the Prime Lease and to perform all of the duties and obligations imposed upon the Tenant thereunder (other than payment of rent under the Prime Lease) to the extent applicable to the Subleased Premises. Except as otherwise provided in this Sublease, all rights of Sublessor and obligations of Landlord under the Prime Lease shall inure to the benefit of Sublessee. To the extent any provision of this Sublease is inconsistent with any provisions of the Prime Lease, this Sublease shall govern except that if the standard for performance is more stringent under either the Prime Lease or this Sublease, the more stringent provisions shall prevail (except with respect to payment of Rent, in which case the standard for performance under this Sublease shall prevail) and Sublessee shall be obligated to comply therewith. Sublessee acknowledges that any default by it under this Sublease may constitute a default by Sublessor as Tenant under the Prime Lease, and that Sublessee’s liability to Sublessor shall include, but not be limited to, any damages or liabilities incurred by Sublessor to Landlord under the Prime Lease. Sublessor represents and warrants to Sublessee that as of the date of execution of this Sublease, Sublessor has received no notice of default from Landlord under the Prime Lease and, to the knowledge of Sublessor, the Subleased Premises are in full compliance with the requirements of the Prime Lease. Sublessor agrees to pay all rent payable by Sublessor as Tenant under the Prime Lease when due, and to perform its other obligations thereunder that have not been assumed by Sublessee under this Sublease, throughout the Sublease Term, so long as Sublessee is not in default under this Sublease. Sublessor further agrees not to exercise any right it has to terminate the Prime Lease without the prior written consent of Sublessee, provided, however, that no consent of Sublessee shall be necessary in the event that Sublessor and Landlord agree to terminate the Prime Lease as to Sublessor, so long as in the event of such termination, the Landlord agrees to continue this Sublease in full force and effect, thereby

4.

making Sublessee the “tenant” under the Prime Lease, resulting in a direct relationship between Landlord and Sublessee.
          (b) No Duty to Render Services. Sublessor is not and shall not be required to render any services or utilities of any kind whatsoever to Sublessee or to perform any obligation of Landlord under the Prime Lease. Sublessor shall not be liable to Sublessee for any default or failure on behalf of the Landlord under the Prime Lease in the performance or nonperformance by the Landlord of any of its covenants and obligations under the Prime Lease; provided, however, that Sublessor shall use reasonable efforts to enforce the terms of the Prime Lease in the event of default or nonperformance by Landlord thereunder. If as a result of default by Sublessee, casualty or condemnation, the Prime Lease should terminate prior to the expiration of the Sublease Term, then this Sublease shall likewise terminate simultaneously with such termination and Sublessee shall have no right or cause of action against Landlord or Sublessor by reason of such termination. It is understood and agreed that Sublessor is under no duty to make repairs, restoration, improvements or alterations to the Subleased Premises at the time of letting or at any time thereafter.
          (c) Insurance. During the Sublease Term, Sublessee agrees to maintain all insurance as required on the part of the Tenant under the Prime Lease, and shall name as additional insureds, as their interests may appear, the Landlord, Manager (as such term is defined in the Prime Lease) and Sublessor. Prior to the Sublease Commencement Date, Sublessee shall deliver to Sublessor a certificate of insurance evidencing the existence of such insurance. At least thirty (30) days before any insurance policy shall expire, Sublessee shall deliver to Sublessor replacement certificates of insurance together with receipted bills therefor as aforesaid.
          (d) Inspections. Sublessor shall have the right to enter the Subleased Premises during normal business hours and upon twenty-four (24) hours prior notice to Sublessee, for purposes of inspection and for the other purposes for which rights of entry are reserved under the Prime Lease, except that such prior notice shall not be required in the case of emergency. A representative of Sublessee shall accompany Sublessor or any other person or persons on all such inspections or other entry onto the Subleased Premises, except for: (i) in the case of an emergency; (ii) Sublessor’s entry onto the Subleased Premises is a direct result of a good faith belief that Sublessee is in violation of this Sublease or the Prime Lease; (iii) Sublessor has given advance notice of such entry as required by this Section 6(d) and Sublessee has failed to provide a representative in a timely manner; (iv) performance of scheduled or immediately necessary maintenance or cleaning services; or (v) as agreed upon by Sublessor and Sublessee in advance.
          (e) Subordination. In addition to complying with Sublessor’s obligations as Tenant under Section 19 of the Prime Lease, Sublessee agrees to subordinate this Sublease to any mortgagee or primary encumbrance now or hereafter affecting the Subleased Premises.
          (f) Exclusions. The following portions of the Prime Lease shall not apply to this Sublease: Sections 30, 31, 32, 34 and 36.

5.

     7. Condition of Subleased Premises
          (a) Prime Lease. Sublessee has examined the Prime Lease and accepts such “as is” without representation, covenant or warranty, express or implied, in fact or in law, except as herein provided, by Sublessor or its agents, and without recourse to Sublessor or Landlord. Sublessor shall indemnify Sublessee from and against all costs, indemnities and liabilities (including, without limitation, the reasonable fees of attorneys and experts) arising out of or in connection with the failure of the Subleased Premises to be in full compliance with the requirements of the Prime Lease prior to the Sublease Commencement Date.
          (b) Condition of Subleased Premises. On or before the Access Date, Sublessor shall remove the racking located in the warehouse portion of the Subleased Premises, grind the bolts flush with the floor, and fill any holes in the floor. Sublessor shall deliver the Subleased Premises to Sublessee in broom-clean condition on the Access Date. Subject to Sublessor’s obligations pursuant to the foregoing sentence and subject to Sublessor’s representation in Section 6(a), the taking of occupancy or possession of the whole or any part of the Subleased Premises by Sublessee shall be conclusive evidence, as against Sublessee, that Sublessee accepts possession of the space so occupied, the same was accepted by Sublessee in its “AS IS” condition, and that the same were in good and satisfactory condition at the time such occupancy or possession was so taken, without representation, covenant or warranty, express or implied (including without limitation any implied warranty of habitability, merchantability or fitness for a particular purpose) in fact or in law, by Sublessor or its agents, and without recourse to Sublessor or Landlord, as to any of the above, except the indemnity of Sublessor set forth in Section 7(a).
          (c) Furniture, Fixtures and Equipment. Sublessee shall have the right to use all of Sublessor’s furniture, fixtures and equipment, subject to an agreed upon list attached hereto as Exhibit “E” (the “Fixtures”) in the Subleased Premises during the Sublease Term. Sublessee shall keep and maintain all Fixtures in good and working condition, and shall make all necessary repairs to the Fixtures to keep them in such condition as they are as of the Access Date; provided, however, that Sublessee shall not be obligated to repair or replace any Fixture which becomes obsolete or whose useful life expires during the Sublease Term. Upon completion of the Sublease Term, Sublessor shall transfer legal title to the Fixtures to Sublessee pursuant to a Bill of Sale, the form of which is attached hereto as Exhibit “F”.
     8. Alterations/Repairs/Signage
          (a) Except as provided in the Prime Lease, Sublessee shall not make any alterations, improvements or additions to the Subleased Premises without the written consent of Landlord and Sublessor, which consent may not be unreasonably withheld or delayed. Notwithstanding anything to the contrary contained herein or in the Prime Lease, Sublessee shall have the right, subject to Landlord’s consent, to construct the improvements described in Exhibit “G” attached hereto and made a part hereof.
               (i) In the event Landlord consents to Sublessee’s proposed improvements as described in Exhibit “G”, Sublessee shall indemnify defend and save Sublessor harmless from and against any and all claims by or on behalf of any persons, firms or

6.

corporations arising from the construction, maintenance, operation, use and removal of such improvements and alterations during the Sublease Term, and from and against all costs, expense and liabilities incurred in connection with any such claim or action or proceeding brought thereon (including, without limitation, the reasonable fees of attorneys, investigators, and experts).
               (ii) At the expiration or ‘termination of this Sublease, Sublessee shall be obligated and solely responsible to remove all of Sublessee’s improvements and alterations and restore the Subleased Premises to the condition as it existed as of the Access Date; and upon such removal, Sublessee shall repair any damage caused by installation or removal of the improvements.
          (b) Sublessee shall keep the Subleased Premises in a neat and orderly condition and shall make all repairs to maintain the Subleased Premises as required of Sublessor as Tenant as set forth in the Prime Lease.
          (c) Sublessee may not place any signage on the Subleased Premises except for signage permitted by Section 8 of the Prime Lease. Notwithstanding anything to the contrary contained herein or in the Prime Lease, Sublessee shall have the right, subject to Landlord’s consent, to install the signage described in Exhibit “H” attached hereto and made a part hereof. Any additional signage installed by Sublessee pursuant to Landlord’s consent is also subject to Sections 8(a)(i)-(ii) herein.
     9. Assignment or Subletting. Sublessee may not assign this Sublease, mortgage, pledge or encumber Sublessee’s interest in this Sublease or sublet all or any portion of the Subleased Premises without the prior written consent of Sublessor and Landlord, which consent of Sublessor shall not be unreasonably withheld. If Sublessor and Landlord consent to any such assignment or subletting, Sublessee shall remain fully and primarily liable to Sublessor, in all respects, under this Sublease.
     10. Defaults and Termination
          (a) Subject to the grace periods provided in Section 13 below, if Sublessee shall at any time be in default in the payment of Rent or of any other sum required to be paid by Sublessee under this Sublease, or in the performance of or compliance with any of the terms, covenants, conditions or provisions of this Sublease, or if Sublessee breaches or otherwise commits an event of default under those provisions of the Prime Lease applicable to Sublessee’s use and/or occupancy of the Subleased Premises, then and in addition to any other rights or remedies Sublessor may have under this Sublease and at law and in equity, shall have the following rights:
               (i) Sublessor shall have the same rights and remedies against Sublessee for default of this Sublease as the Landlord would have against Sublessor as Tenant under the Prime Lease, including, without limitation, the rights of rental acceleration, Sublease termination, retaking possession and damages.
               (ii) If Sublessee shall be in default in the payment of Rent or any other sum required to be paid by Sublessee under this Sublease beyond any applicable grace period set

7.

forth in Section 13 below, Sublessee shall pay interest on the delinquent amounts at the rate of twelve percent (12%) per annum from the date due to the date paid.
               (iii) No waiver by Sublessor of any breach by Sublessee of any of Sublessee’s obligation, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement of covenant, nor shall any forbearance by Sublessor to seek a remedy for any breach by Sublessee be a waiver by Sublessor of any rights and remedies with respect to such or any subsequent breach.
               (iv) If Sublessee shall be in default in the performance of any of its obligations hereunder, Sublessor may (but shall not be obligated to do so), in addition to any other rights it may have in law or equity, cure such default on behalf of Sublessee. In such event, Sublessee shall reimburse Sublessor upon demand, as additional rent, for any costs incurred by Sublessor in curing said defaults, including without limitation reasonable attorneys’ fees from the date Sublessor incurs such costs, along with interest from the date Sublessor cures any such default until the date such sum is paid, at the rate specified in Section 10(a)(ii) herein.
          (b) If Sublessor shall be in default in the performance of any of its obligations hereunder, or under the Prime Lease, but only to the extent such default directly affects the Subleased Premises, Sublessee may (but shall not be obligated to do so), in addition to any other rights it may have in law or equity, cure such default on behalf of Sublessor. In such event, Sublessor shall reimburse Sublessee upon demand, for any costs incurred by Sublessee in curing said defaults, including without limitation reasonable attorneys’ fees from the date Sublessee incurs such costs, along with interest from the date Sublessee cures any such default until the date such sum is paid, at the rate specified in Section 10(a)(ii) herein.
          (c) If as a result of default by Sublessee, casualty or condemnation, the Prime Lease should terminate prior to the expiration of the Sublease Term, then this Sublease shall likewise terminate simultaneously with such termination and Sublessee shall have no right or cause of action against Landlord or Sublessor by reason of such termination.
     11. Intentionally Deleted
     12. Intentionally Deleted
     13. Grace Period. If Sublessee shall be in default of any of the terms and provisions of this Sublease, and if the Prime Lease shall allow a grace period for cure of a default of a similar type and nature, then Sublessee shall be entitled to a grace period which is five (5) days less than the corresponding grace period in the Prime Lease.
     14. Indemnifications.
          (a) Sublessee agrees to indemnify, defend and save Sublessor harmless from and against any and all claims by or on behalf of any persons, firms or corporations arising from the occupancy, conduct, operation or management of the Subleased Premises or from any work or thing whatsoever done or not done in and on the Subleased Premises, or arising from any breach or default on the part of Sublessee in the performance of any covenant or agreement on the part of Sublessee to be performed pursuant to the terms of this Sublease, or under the law, or

8.

arising from any act, neglect or negligence of Sublessee, or any of its agents, contractors, subtenants, servants, employees, or licensees or arising from any accident, injury or damage whatsoever caused to any person, firm, corporation or property occurring during the term of this Sublease, in or about the Subleased Premises, and from and against all costs, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon (including, without limitation, the reasonable fees of attorneys, investigators and experts).
          (b) Sublessor agrees to indemnify, defend and save Sublessee harmless from and against any and all claims by or on behalf of any persons, firms or corporations arising from any act, neglect or negligence of Sublessor, or any of its agents, contractors, subtenants, servants, employees, or licensees, arising during Sublessor’s use and occupancy of the Subleased Premises prior to the Sublease Commencement Date and during any entry of Sublessor into the Subleased Premises after the Sublease Commencement Date, including any inspection or right of entry exercised by Sublessor pursuant to Section 6(d) of this Sublease, and from and against all costs, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon (including, without limitation, the reasonable fees of attorneys, investigators and experts).
     15. Notices
          (a) All notices, requests and demands to be given hereunder shall be in writing, sent to at the addresses set forth below by: (i) certified mail, return receipt requested, postage prepaid; or (ii) recognized overnight courier service.

If to Sublessor:	GlaxoSmithKline
1250 South Collegeville Road, UP4205
Collegeville, PA 19426
Attention: Jack Smith, Real Estate

With a copy to:	GlaxoSmithKline
One Franklin Plaza, FP2355
Philadelphia, PA 19102
Attention: Justin Huang, Legal Operations

If to Sublessee:	SurModics, Inc.
9924 West 74th Street
Eden Prairie, MN 55344
Attention: Bryan Phillips
          (b) Each such notice, request or demand shall be deemed to have been given upon the earlier of (i) actual receipt or refusal by the addressee, or (ii) deposit thereof at any main branch of the United States Post Office if sent in accordance with subsection (a)(i) above, or (iii) deposit thereof with the carrier if sent in accordance with subsection (a)(ii).

9.

          (c) Either party, by notice similarly given, may change the person and/or address to which future notices shall be sent.
     16. Surrender. At the expiration or earlier termination of this Sublease, Sublessee covenants that it will peaceably and quietly leave and surrender the Subleased Premises, and will leave the Subleased Premises in broom clean condition and in the same condition as Sublessee is required to maintain the same during the term of this Sublease pursuant to the terms of this Sublease. In no event shall Sublessee be required to remove any improvements or alterations existing in the Subleased Premises prior to the Access Date or put the Subleased Premises in better condition than the condition that exists on the Access Date.
     17. Holding Over. In the event of a holding over by Sublessee or any entity claiming through Sublessee after the expiration or other termination of this Sublease, Sublessee shall become a tenant at sufferance upon all of the terms and provisions of this Sublease, except as otherwise provided herein. Sublessee shall; throughout the entire holdover period, pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during such holdover) equal to 150% of the sum of the Rent due for the period immediately preceding such holding over, provided that in no event shall the Rent during the holdover period be less than the fair market rental for the Subleased Premises as determined by Sublessor in its sole and absolute discretion. The Rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. No holding over by Sublessee or payments of money by Sublessee to Sublessor after the expiration of the term of the Sublease shall be construed to extend the term of the Sublease or prevent Sublessor from recovery of immediate possession of the Subleased Premises by summary proceedings or otherwise. Without limiting the foregoing, Sublessee hereby agrees to indemnify, defend and hold harmless Sublessor from and against any and all claims, liabilities, actions, losses, damages (including, without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys’ fees) asserted against or sustained by Sublessor and arising from or by reason of such retention of possession, which obligations shall survive the expiration or termination of the Sublease.
     18. No Other Rights Conveyed. This Sublease shall not be construed to convey to Sublessee any expansion options, rights of first offer, rights of first refusal, renewal rights or options or any other rights, options or privileges of Sublessor under the Prime Lease which are not specifically set forth in this Sublease, all of which shall be personal and exclusive to Sublessor.
     19. Fire or Other Casualty/Waiver of Subrogation. Sublessor and Sublessee hereby release the other and all persons claiming under them, and Sublessee hereby also releases Landlord from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties, or any other insured casualty, even if such fire or other casualty shall be brought about by the fault or negligence of the other party, or any persons claiming under it. Sublessor hereby agrees that, in the event of any casualty or condemnation affecting the Subleased Premises, any elections which may be made by Sublessor under the terms of the Prime Lease in connection therewith (e.g., elections regarding termination or repair) shall instead be made by Sublessee.

10.

     20. Waiver of Jury Trial. IT IS UNDERSTOOD AND AGREED BY AND AMONG SUBLESSOR AND SUBLESSEE THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE OR THE USE OR OCCUPANCY OF THE SUBLEASED PREMISES, OR OTHERWISE. IT IS FURTHER AGREED BY AND BETWEEN THE PARTIES HERETO THAT IN THE EVENT SUBLESSOR COMMENCES ANY SUMMARY PROCEEDINGS FOR NON-PAYMENT OF RENT, SUBLESSEE WILL NO INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING.
     21. Intentionally Deleted
     22. Entire Agreement. This Sublease together with the Prime Lease and all exhibits hereto and thereto contains the entire agreement between the parties hereto and there are no collateral agreements or understandings. This Sublease shall not be modified in any manner except by an instrument in writing executed by Sublessor, Sublessee and Landlord.
     23. Successors and Assigns. Subject to the provisions of Section 9 above, this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     24. Governing Law. This Sublease shall be governed and construed in accordance with the laws of Minnesota.
     25. Time. Time is of the essence in this Sublease and with regard to all provisions herein contained.
     26. Severability. If any provision hereof shall be found to be illegal, void or unenforceable, this Sublease shall be construed as if said provisions were not herein contained, so as to give full force and effect, as nearly as possible, to the original intent of the parties hereto.
     27. Relationship. Nothing herein contained shall be deemed to create any partnership or joint venture between the parties hereto, and the relationship of the parties shall be solely that of sublessor and sublessee.
     28. Landlord’s Approval; Estoppel. This Sublease is contingent upon the prior written approval of Landlord.
     29. Brokers. Sublessor and Sublessee each represent and warrant to the other that aside from Jones Lang LaSalle (“Sublessor’s Broker”) and Northstar Partners Cushman & Wakefield (“Sublessee’s Broker”) (collectively, the “Brokers”), neither of them has employed any broker, agent or finder in connection with this Sublease. Each party shall and does hereby indemnify and hold the other party harmless from and against any claim or claims for commissions or other fees arising from or out of any breach of the foregoing representation and warranty. Sublessor shall pay Sublessor’s Broker a leasing commission under a separate written agreement between Sublessor and Sublessor’s Broker. Sublessee’s Broker shall be paid its commission by Sublessor’s Broker under a separate agreement between the Brokers.

11.

     30. Counterparts. This Agreement may be signed in one or more copies. All such signed copies shall be considered an original Agreement, including copies transmitted by telecopy, electronic mail, or FAX, any one of which shall constitute an original of this Agreement. When facsimile copies have been executed by all parties, they shall have the same effect as if the signatures of each copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.
     IN WITNESS WHEREOF, the parties have executed this Sublease as of the date and year first above written.

SUBLESSOR:

CNS, INC.

Date: 9/10/07	By:	/s/ Eleanor Barger

	Name:	Eleanor Barger
	Title:	Senior Vice President Finance
GSW Consumer Healthcare

SUBLESSEE:

SURMODICS, INC.

Date: 9/17/07	By:	/s/ Philip D. Ankeny

	Name:	Philip D. Ankeny
	Title:	Sr. VP and CFO

12.

EXHIBIT “A”
Prime Lease

Exhibit 10.30
     THIS LEASE AGREEMENT is made by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“LANDLORD”) with its address at 10400 Viking Drive, Suite 130, Eden Prairie, Minnesota 55344, and CNS, INC., a corporation organized under the laws of                      (“TENANT”) with its address at 4400 West 78th Street, Bloomington, Minnesota 55435, and is dated as of the date on which this lease has been fully executed by Landlord and Tenant.
1. Summary of Terms and Certain Definitions.
(a)	“PREMISES”: Approximate rentable square feet: 73,000 (Section 2)

(b)	“BUILDING”: (§2)	Approximate rentable square feet: 93,000 Address:

(c)	‘‘TERM”: §5)	One hundred twenty (120)) months plus any partial month from the Commencement Date until the first day of the first full calendar month during the Term
(i)	“COMMENCEMENT DATE”: See Rider

(ii)	“EXPIRATION DATE”: See Section 5
(d)	Minimum Rent (§6) & Operating Expenses (§7)
(i)	“MINIMUM ANNUAL RENT”: $682,550.04 (Six hundred eighty-two thousand five hundred fifty and 04/100 Dollars), payable in monthly installments of $56,879.17 (Fifty-six thousand eight hundred seventy-nine and 17/100 Dollars), increased as follows:

Lease Year	Annual	Monthly	Lease Year	Annual	Monthly
2	$696,201.00	$58,016.75	6	$753,590.40	$62,799.20
3	710,125.08	59,177.09	7	768,662.16	64,055.18
4	724,327.56	60,360.63	8	784,035.36	65,336.28
5	738,814.08	61,567.84	9	799,716.12	66,643.01
			10	815,710.44	67,975.87
(ii)	Estimated “ANNUAL OPERATING EXPENSES”: $173,010.00 (One Hundred Seventy-three Thousand Ten and no/100 Dollars), payable in monthly installments of $14,417.50 (Fourteen Thousand Four Hundred Seventeen and 50/100 Dollars), based on estimated annual operating expenses of $2.37 per rentable square feet for calendar year 2000, subject to adjustment (§7(a))

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(e)	“PROPORTIONATE SHARE” (§7(a)): 78.5% (Ratio of approximate rentable square feet in the Premises to approximate rentable square feet in the Building)

(f)	“USE” (§4): general office, warehouse and assembly

(g)	“SECURITY DEPOSIT” (§28): None

(h)	CONTENTS: This lease consists of the Index, pages 1 through 11 containing Sections 1 through 37 and the following, all of which are attached hereto and made a part of this lease:

Exhibits:
“A”- Plan showing Premises	“E”-Drawings
“B”- Commencement Certificate Form	“F”- Exclusions from Operating
“C”-Building Rules Expenses	“G”-TI Plans
“D”-Estoppel Certificate Form
2. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises as shown on preliminary floor plan attached hereto as Exhibit “A” within the Building to be constructed pursuant to the provisions of Section 29 hereof (the Building and the lot on which it is located, the “PROPERTY”), together with the nonexclusive right with Landlord and other occupants of the Building to use all areas and facilities provided by Landlord for the use of all tenants in the Property including any driveways, sidewalks and parking, loading and landscaped areas (the “COMMON AREAS”). The Premises will consist of approximately 73,000 rentable square feet (29,340 rentable square feet devoted to office use and 43,660 rentable square feet devoted to warehouse use). Upon substantial completion of the Premises and Building, (i) at the request of either party, Landlord and Tenant shall enter into an amendment to this Lease replacing Exhibit “A” with a drawing outlining the Premises as constructed, and (ii) Landlord shall cause Landlord’s architect to determine the as-built square footage of the Premises and Building, and, if the square footages, as measured, vary from the square footages set forth in Section 1 of this Lease, the parties shall enter into an appropriate amendment to this lease incorporating the actual square footage, with a corresponding pro rata adjustment to Minimum Annual Rent and Tenant’s Proportionate Share.
3. Acceptance of Premises. See the provisions of Section 32 below.
4. User Compliance.
     (a) Permitted Use. Tenant shall occupy and use the Premises for and only for the Use specified in Section 1(f) above and in such a manner as is lawful and will not create any nuisance or otherwise interfere with any other tenant’s normal operations or the management of the Building. Landlord represents that, as of the Commencement Date, the Property will be zoned to permit the Use specified in Section 1(f) above. All Common Areas shall be subject to Landlord’s exclusive control and management at all times. Tenant shall not use or permit the use of any portion of the Property for outdoor storage or installations outside of the Premises nor for any use that would interfere with any other person’s use of any portion of the Property outside of the Premises.

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     (b) Compliance. Landlord represents that, as of the date of this lease, there is no action required with respect to the Premises or Common Areas under any laws (including Title III of the ADA), ordinances, notices, orders, rules, regulations and requirements applicable to the Premises or to the Common Areas. From and after the Commencement Date, Tenant shall comply promptly, at its sole expense, (including making any alterations or improvements) with all laws (including the ADA), ordinances, notice, orders, rules, regulations and requirements regulating the Property during the Term which impose any duty upon Landlord or Tenant specifically with respect to Tenant’s use, occupancy or alteration of, or Tenant’s installations in or upon, the Property including the Premises, (as the same may be amended, the “LAWS AND REQUIREMENTS”) and the building roles attached as Exhibit “C”, as amended by Landlord from time to time (the “BUILDING RULES”). Notwithstanding the foregoing, Tenant shall not be required to comply with the Laws and Requirements with respect to the footings, foundations, structural steel columns and girders forming a part of the Property unless the need for such compliance arises out of Tenant’s specific use, occupancy or alteration of the Property, or by any act or omission of Tenant or any employees, agents, contractors, licensees or invitees (“AGENTS”) of Tenant. With respect to Tenant’s obligations as to the Property, other than the Premises, at Landlord’s option and at Tenant’s expense, Landlord may comply with any repair, replacement or other construction requirements of the Laws and Requirements and Tenant shall pay to Landlord all costs thereof as additional rent. Landlord agrees to enforce the Building Rules in a uniform and nondiscriminatory manner. No amendment to the Building Rules shall be effective until the date that is 30 days after the date that Landlord notifies Tenant of the amendment.
     (c) Environmental. Tenant shall comply, at its sole expense, with all Laws and Requirements as set forth above, all manufacturers’ instructions and all requirements of insurers relating to the treatment, production, storage, handling, transfer, processing, transporting, use, disposal and release of hazardous substances, hazardous mixtures, chemicals, pollutants, petroleum products, toxic or radioactive matter (the “RESTRICTED ACTIVITIES”). Tenant shall deliver to Landlord copies of all notices, filings, permits and any other material written communications relating to ‘tenant’s operations from or to Tenant and any entity regulating any Restricted Activities.
     (d) Notice. If at any time during or after the Term, Tenant becomes aware of any inquiry, investigation or proceeding regarding the Restricted Activities or becomes aware of any material claims, actions or investigations regarding the ADA, Tenant shall give Landlord written notice, within 5 days after first learning thereof, providing all available information and copies of any notices.
5. Term. See Section 33 below.
6. Minimum Annual Rent. Tenant agrees to pay to Landlord the Minimum Annual Rent in equal monthly installments in the amount set forth in Section 1(d) (as increased at the beginning of each lease year as set forth in Section 1(d)), in advance, on the first day of each calendar month during the Term, without notice, demand or setoff except as expressly provided for in this lease, at Landlord’s address designated at the beginning of this lease unless Landlord designates otherwise; provided that rent for the first full month shall be paid at the signing of this lease. If the Commencement Date falls on a day other than the first day of a calendar month, the

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rent shall be apportioned pro rata on a per diem basis for the period from the Commencement Date until the first day of the following calendar month and shall be paid on or before the Commencement Date. As used in this lease, the term “lease year” means the period from the Commencement Date through the succeeding 12 full calendar months (including for the first lease year any partial month from the Commencement Date until the first day of the first full calendar month) and each successive 12 month period thereafter during the Term.
7. Operation of Property: Payment of Expenses.
     (a) Payment of Operating Expenses. Tenant shall pay to Landlord the Annual Operating Expenses in equal monthly installments in the amount set forth in Section 1(d) (prorated for any partial month), from the Commencement Date and continuing throughout the Term on the first day of each calendar month during the Term, as additional rent, without notice, demand or setoff except as expressly provided for in this lease; provided that the monthly installment for the first full month shall be paid at the signing of this lease. Landlord shall apply such payments to the Operating Expenses owed to Landlord by Tenant pursuant to the following Sections 7(b)-(f). The amount of the Annual Operating Expenses set forth in Section 1(d) represents Tenant’s Proportionate Share of the estimated Operating Expenses during the first calendar year of the Term on an annualized basis; from time to time Landlord may adjust such estimated amount if the estimated Operating Expenses increase. By April 30th of each year (and as soon as practical after the expiration or termination of this lease or at any time in the event of a sale of the Property), Landlord shall provide Tenant with a statement of the actual amount of such expenses for the preceding calendar year or part thereof Landlord or Tenant shall pay to the other the amount of any deficiency or overpayment then due from one to the other or, at Tenant’s option, Landlord will credit Tenant’s account for any overpayment. Tenant’s obligation to pay the Annual Operating Expenses pursuant to this Section 7 shall survive the expiration or termination of this lease. The term “Operating Expenses” in this lease means all amounts owed to Landlord by Tenant pursuant to the following Sections 7(b)-(f). Any provision to the contrary in this lease notwithstanding, Operating Expenses shall not include any of the items listed on attached Exhibit “F”.
     (b) Taxes and Other Impositions. Tenant shall pay prior to delinquency all levies, taxes (including sales taxes and gross receipt taxes), assessments, liens, license and permit fees. which arc applicable to the Term, and which arc imposed by any authority or under any law, ordinance or regulation thereof, or pursuant to any recorded covenants or agreements, and the reasonable cost of contesting any of the foregoing (the “IMPOSITIONS”) upon or with respect to the Premises, or any improvements thereto, or directly upon this lease or the Rent (defined in Section 7(f) or amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord’s estate or interest herein. Additionally, Tenant shall pay as aforesaid its Proportionate Share of any Imposition which is not imposed upon the Premises as a separate entity but which is imposed upon all or part of the Property or upon the leases or rents relating to the Property.
          (i) Nothing herein contained shall be interpreted as requiring Tenant to pay any income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any Imposition or an increase in any Imposition.

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          (ii) If it shall not be lawful for Tenant to reimburse Landlord for any of the Impositions, the Minimum Annual Rent shall be increased by the amount of the portion of such Imposition allocable to Tenant, unless prohibited by law.
          (iii) If Landlord receives any rebate, refund or similar payment relating to any Impositions paid by ur charged back to Tenant, Landlord shall promptly pay to Tenant Tenant’s Proportionate Share of such rebate or refund, net of any expenses incurred by Landlord in obtaining the same. Tenant may request that Landlord initiate an action to contest or challenge an Imposition, and Landlord agrees to consult with Tenant regarding such contest or challenge and to take such action as Landlord deems reasonable and appropriate wider the circumstances as a result of such consultation. Tenant shall not initiate any action to contest any Impositions without Landlord’s prior written consent.
     (c) Insurance.
          (i) Property. Landlord shall keep in effect, and Tenant shall pay to Landlord its Proportionate Share of the cost of, insurance against loss or damage to the Building or the Property by fire and such other casualties as may be included within fire, extended coverage and special form insurance covering the full replacement cost of the Building (but excluding coverage of Tenant’s personal property in, and any alterations by Tenant to, the Premises), and such other insurance as Landlord may reasonably deem appropriate or as may be required from time-to-time by any mortgagee. Landlord shall deliver to Tenant on or before the Commencement Date, a certificate of insurance evidencing such coverage and the waiver of subrogation described below.
          (ii) Liability. Tenant, at its own expense, shall keep in effect comprehensive general public liability insurance with respect to the Premises and the Property, including contractual liability insurance, with such limits of liability for bodily injury (including death) and property damage as reasonably may be required by Landlord from time-to-time, but not less than a combined single limit of $1,000,000 per occurrence and a general aggregate limit of not less than $3,000,000 (which aggregate limit shall apply separately to each of Tenant’s locations if more than the Premises); however, such limits shall not limit the liability of Tenant hereunder. The policy of comprehensive general public liability insurance also shall name Landlord and Landlord’s agent as insured parties with respect to the Premises, shall provide that it is primary with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, shall provide that it shall not be cancelable or reduced without at least 30 days prior written notice to Landlord and shall be issued in form satisfactory to Landlord. The insurer shall be a responsible insurance carrier which is authorized to issue such insurance and licensed to do business in the state in which the Property is located and which has at all times during the Term a rating of no less than A VII in the most current edition of Bert’s Insurance Reports. Tenant shall deliver to Landlord on or before the Commencement Date, and subsequently renewals of a certificate of insurance evidencing such coverage and the waiver of subrogation described below.
          (iii) Waiver of Subrogation. Landlord and Tenant shall have included in their respective property insurance policies waivers of their respective insurers’ right of subrogation against the other party. If such a waiver should be unobtainable or unenforceable, then such

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policies of insurance shall state expressly that such policies shall not be invalidated if, before a casualty, the insured waives the right of recovery against any party responsible for a casualty covered by the policy.
          (iv) Increase of Premiums. Tenant agrees not to do anything or fail to do anything which will increase the cost of Landlord’s insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form satisfactory to Landlord. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional rent promptly upon being billed.
     (d) Repairs and Maintenance; Common Areal; Building Management. Except as specifically otherwise provided in this Section (d), Tenant at its sole expense shall maintain the Premises in good order and condition, promptly make all repairs necessary to maintain such condition, and repair any damage to the Premises caused by Tenant or its Agents. All repairs made by Tenant shall utilize materials and equipment which are comparable to those originally used in constructing the Building and Premises. When used in this Section (d), the term “repairs” shall include replacements and renewals when necessary.
          (i) Landlord, at its sole expense, shall make all necessary repairs to the footings, foundations, structural steel columns and girders forming a part of the Premises. If Tenant becomes aware of the need for such repair, Tenant shall promptly notify Landlord thereof.
          (ii) Landlord, at Tenant’s sole expense, shall maintain and repair the HVAC systems exclusively serving the Premises.
          (iii) Landlord shall make all necessary repairs to the roof, exterior portions of the Premises and the Building, utility and communications lines, equipment and facilities in the Building, which serve more than one tenant, and to the Common Areas, the cost of which shall be an Operating Expense of which Tenant shall pay its Proportionate Share. If Tenant becomes aware of the need for such repair, Tenant shall promptly notify Landlord thereof Landlord shall operate and manage the Property and shall maintain all Common Areas and any paved areas appurtenant to the Property in a clean and orderly condition. Landlord reserves the right to make alterations to the Common Areas from time to time provided that (A) absent Tenant’s prior written consent, there shall be no material change in the nature and extent of the Common Areas and the benefits extended to the Premises by the Common Areas, and (B) any such alterations must be completed in a manner so as not to unreasonably interfere with Tenant’s use of the Common Areas or Tenant’s business activities within the Premises. Operating Expenses also shall include (A) all sums expended by Landlord for the supervision, maintenance, repair, replacement and operation of the Common Areas (including the costs of utility services), (B) any costs of building improvements made by Landlord to the Property that are required by any governmental authority or for the purpose of reducing Operating Expenses and (C) a management and administrative fee (not to exceed 4% of gross rents) applicable to the overall operation of the Property.

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          (iv) Notwithstanding anything herein to the contrary, repairs and replacements to the Property including the Premises made necessary by Tenant’s use, occupancy or alteration of, or Tenant’s installation in or upon the Property or by any act or omission of Tenant or its Agents shall be made at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord. Tenant shall not bear the expense of any repairs or replacements to the Property arising out of or caused by any other tenant’s use, occupancy or alteration of, or any other tenant’s installation in or upon, the Property or by any act or omission of any other tenant or any other tenant’s Agents.
     (e) Utility Charges. Tenant shall pay for water, sewer, gas, electricity, heat, power, telephone and other communication services and any other utilities supplied to or consumed in or on the Premises. Landlord shall not be responsible or liable for any interruption in utility service, nor shall such interruption affect the continuation or validity of this lease. Notwithstanding the foregoing, if any interruption In utility service is the result of Landlord’s negligence or willful misconduct, and such interruption prevents Tenant from conducting its business in and from the Premises, then all Rent hereunder shall abate from the date of such interruption until such utility service is restored.
     (f) Net lease. Except for the obligations of Landlord expressly set forth herein, this lease is a “triple net lease” and Landlord shall receive the Minimum Annual Rent as net income from the Premises, not diminished any expenses other than payments under any mortgages, and Landlord is not and shall not be required to render any services of any kind to Tenant. The term “RENT” as used in this lease means the Minimum Annual Rent, Annual Operating Expenses and any other additional rent or sums payable by Tenant to Landlord pursuant to this lease, all of which shall be deemed rent for purposes of Landlord’s rights and remedies with respect thereto. Tenant shall pay all Rent to Landlord within 30 days after Tenant is billed, unless otherwise provided in this lease, and interest shall accrue on all sums due but unpaid.
     (g) Access to Books and Records. Tenant shall be entitled at any reasonable time during regular business hours, but no more than once in each calendar year, after giving to Landlord at least five (5) business days prior written notice, to inspect in Landlord’s business office all Landlord’s records regarding Operating Expenses for the Building (which records shall be retained or made available in the Minneapolis/St. Paul metropolitan area) necessary to satisfy itself that all Operating Expenses have been correctly allocated to Tenant, for either or both of the two (2) calendar years immediately preceding the Year during which such notice is given, and to obtain an audit thereof by an independent certified public accountant (selected by Tenant with Landlord’s written consent, which shall not be withheld unreasonably) to determine the accuracy of Landlord’s certification of the amount of additional rent charged Tenant. If it is determined that Tenant’s liability for additional rent for either such calendar year is less than ninety-five percent (95%) of that amount which Landlord previously certified to Tenant for such calendar year, Landlord shall pay to Tenant the cost of such audit (provided, however, that Landlord shall not be required to pay the cost of any audit based on a contingency fee or percentage of the amount recovered for Tenant) and regardless of such percentage Landlord shall refund promptly to Tenant the amount of the additional rent paid by Tenant for such calendar year which exceeds the amount for which Tenant actually is liable, as determined following such audit. If it is determined that Tenant’s liability for additional rent for either such calendar year is more than the amount which Landlord previously certified to Tenant for such calendar year,

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Tenant shall promptly pay to Landlord (net of the cost to Tenant of the audit) the amount of the additional rent underpaid by Tenant, as determined following such audit. Except as provided above, Tenant shall bear the total cost of any such audit. Tenant shall keep, and shall cause Tenant’s auditor to keep, the results of such audit confidential.
8. Signs. Except for signs which are located wholly within the interior of the Premises and not visible from the exterior of the Premises, no signs shall be placed on the Property without the prior written consent of Landlord. All signs installed by Tenant shall be maintained by Tenant in good condition and Tenant shall remove all such signs at the termination of this lease and shall repair any damage caused by such installation, existence or removal.
     The foregoing notwithstanding, Tenant shall have the right to procure, install and maintain, at Tenant’s sole cost and expense, the following identification signage on or about the Building:
(a)	One building-mounted identification sign on the south face of the Building;

(b)	Signage on one monument sign serving the Building; and

(c)	Loading dock signage, signage identifying Tenant’s employee entrance and signage identifying Tenant on Tenant’s entrance door(s),
     The design, size and location of all Tenant signage shall be consistent with Landlord’s sign criteria and otherwise subject to Landlord’s approval, which approval shall not be unreasonably withheld. Tenant shall cause all Tenant signage to comply with all Laws and Requirements applicable thereto. Upon the expiration or termination of this Lease, Tenant shall remove the signage and shall repair any damage occasioned by such removal.
9. Alterations and Fixtures.
     (a) Subject to Section 10, Tenant shall have the right to install its trade fixtures in the Premises, provided that no such installation or removal thereof shall materially and adversely affect any structural portion of the Property nor any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant. At the expiration or termination of this lease and at the option of Landlord or Tenant, Tenant shall remove such installation(s) and, in the event of such removal, Tenant shall repair any damage caused by such installation or removal; if Tenant, with Landlord’s written consent, elects not to remove such installation(s) at the expiration or termination of this lease, all such installations shall remain on the Property and become the property of Landlord without payment by Landlord.
     (b) Except for alterations that are non-structural, that do not materially and adversely affect any of the electrical, mechanical, HVAC, lire-safety, plumbing, security or other systems serving the Building, and that do not exceed $25,000 in the aggregate with respect to any project, Tenant shall not make or permit to be made any alterations to the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall pay the costs of any required architectural/engineering reviews. In making any alterations, (i) Tenant shall deliver to Landlord the plans, specifications and necessary permits, together with certificates evidencing that Tenant’s contractors and subcontractors have adequate insurance

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coverage naming Landlord and Landlord’s agent as additional insureds, at least 10 days prior to commencement thereof, (ii) such alterations shall not impair the structural strength of the Building or any other improvements or reduce the value of the Property or affect any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant, (iii) Tenant shall comply with Section 10 and (iv) the occupants of the Building and of any adjoining property shall not be materially disturbed thereby. All alterations to the Premises by Tenant shall be the property of Tenant until the expiration or termination of this lease; at that time all such alterations shall remain on the Property and become the property of Landlord without payment by Landlord unless Landlord gives written notice to Tenant to remove the same, in which event Tenant will remove such alterations and repair any resulting damage. At Tenant’s request prior to Tenant making any alterations, Landlord shall notify Tenant in writing, whether Tenant is required to remove such alterations at the expiration or termination of this lease.
10. Mechanics’ Liens. Tenant shall pay promptly any contractors and materialmen who supply labor, work or materials to Tenant at the Property and shall take all steps permitted by law in order to avoid the imposition of any mechanic’s lien upon all or any portion of the Property. Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall bond against or discharge the same within 10 days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim. Nothing in this lease is intended to authorize Tenant to do or cause any work to be done or materials to be supplied for the account of Landlord, all of the same to be solely for Tenant’s account and at Tenant’s risk and expense. Throughout this lease the term “mechanic’s lien” is used to include any lien, encumbrance or charge levied or imposed upon all or any portion of, interest in or income from the Property on account of any mechanic’s, laborer’s; materialman’s or construction lien or arising out of any debt or liability to or any claim of any contractor, mechanic, supplier, materialman or laborer and shall include any mechanic’s notice of intention to file a lien given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person claiming to be entitled to any mechanic’s lien.
11. Landlord’s Right of Entry. Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (except in the event of an emergency), for the purpose of inspection, maintenance or making repairs, alterations or additions as well as to exhibit the Premises for the purpose of sale or mortgage and, during the last 12 months of the Term, to exhibit the Premises to any prospective tenant. Landlord will make reasonable efforts not to inconvenience Tenant in exercising the foregoing rights, but shall not be liable for any loss of occupation or quiet enjoyment thereby occasioned.
12. Damage by Fire or Other Casualty.
     (a) If the Premises or Building shall be damaged or destroyed by fire or other casualty, Tenant promptly shall notify Landlord and Landlord, subject to the conditions set forth in this Section 12, shall repair such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures or alterations installed by Tenant. Landlord shall notify Tenant in wilting, within 30 days after the date of the casualty, if Landlord

22.

anticipates that the restoration will take more than 180 days from the date of the casualty to complete; in such event, either Landlord or Tenant may terminate this lease effective as of the date of casualty by giving written notice to the other within 10 days after Landlord’s notice. Further, if a casualty occurs during the last 12 months of the Term or any extension thereof, Landlord may cancel this lease unless Tenant has the right to extend the Term for at least 3 more years and does so within 30 days after the date of the casualty.
     (b) Landlord shall maintain a 12 month rental coverage endorsement or other comparable form of coverage as part of its fire, extended coverage and special form insurance. Tenant will receive an abatement of its Minimum Annual Rent and Annual Operating Expenses to the extent the Premises are rendered untenantable.
13. Condemnation.
     (a) Termination. If (i) all of the Premises are taken by a condemnation or otherwise for any public or quasi-public use, (ii) any part of the Premises is so taken and the remainder thereof is insufficient for the reasonable operation of Tenant’s business or (iii) any of the Property is so taken, and, in Landlord’s opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property, then this lease shall terminate and all unaccrued obligations hereunder shall cease as of the day before possession is taken by the condemnor.
     (b) Partial Taking. If there is a condemnation and this lease has not been terminated pursuant to this Section, (i) Landlord shall restore the Building and the improvements which are a part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which the condemnor took possession and (ii) the obligations of Landlord and Tenant shall be unaffected by such condemnation except that there shall be an equitable abatement of the Minimum Annual Rent according to the rental value of the Premises before and after the date upon which the condemnor took possession and/or the date Landlord completes such restoration.
     (c) Award. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemnor for moving expenses and business dislocation damages to the extent that such claim does not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid and except as set forth in (d) below, Tenant hereby assigns all claims against the condemnor to Landlord.
     (d) Temporary Taking. No temporary taking of the Premises shall terminate this lease or give Tenant any right to any rental abatement. Such a temporary taking will be treated as if Tenant had sublet the Premises to the condemnor and had assigned the proceeds of the subletting to Landlord to be applied on account of Tenant’s obligations hereunder. Any award for such a temporary taking during the Term shall be applied first, to Landlord’s costs of collection and, second, on account of sums owing by Tenant hereunder, and if such amounts applied on account of sums owing by Tenant hereunder should exceed the entire amount owing by Tenant for the remainder of the Term, the excess will be paid to Tenant.

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14. Non-Abatement of Rent. Except as otherwise expressly provided as to damage by fire or other casualty in Section 12(b) and as to condemnation in Section 13(b) and except as otherwise specifically provided in this lease, there shall be no abatement or reduction of the Rent for any cause whatsoever, and this lease shall not terminate, and Tenant shall not be entitled to surrender the Premises.
15. Indemnification. Subject to Sections 7(c)(iii) and 16, Tenant will protect, indemnify and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of the occupancy or use of the Premises by Tenant or its Agents or occasioned wholly or in part by any act or omission of Tenant or its Agents, whether prior to, during or after the Term, except to the extent such loss, injury or damage was caused by the negligence of Landlord or its Agents. In case any action or proceeding is brought against Landlord and/or its Agents by reason of the foregoing, Tenant, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Landlord and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Tenant and approved by Landlord and its Agents. Tenant’s obligations pursuant to this Section 15 shall survive the expiration or termination of this lease.
     Subject to Sections 7(c)(iii) and 16, Landlord will protect, indemnify and hold harmless Tenant and its Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property caused to any person in or about the Premises occasioned wholly or in part by the negligence of Landlord or its Agents, except to the extent such loss, injury or damage was caused by the negligence of Tenant or its Agents. In case any action or proceeding is brought against Tenant and/or its Agents by reason of the foregoing, Landlord, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Tenant and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Landlord and approved by Tenant and its Agents. Landlord’s obligations pursuant to this Section shall survive the expiration or termination of this lease.
16. Waiver of Claims. Landlord and Tenant each hereby waives all claims for recovery against the other for any loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents; provided, however, that such waiver by Landlord shall not be effective with respect to any liability of Tenant described in Sections 4(c) and 7(d)(iv).
17. Outlet Employment. Landlord covenants that Tenant, upon performing all of its covenants, agreements and conditions of this lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this lease.

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18. Assignment and Subletting.
     (a) Limitation. Tenant shall not transfer this lease, voluntarily or by operation of law, without the prior written consent of Landlord which shall not be withheld unreasonably. However, Landlord’s consent shall not be required in the event of any transfer by Tenant to an affiliate of Tenant which is at least as creditworthy as Tenant as of the date of this lease and provided Tenant delivers to Landlord the instrument described in Section (c)(iii) below, together with a certification of such creditworthiness by Tenant and such affiliate. Any transfer not in conformity with this Section 18 shall be void at the option of Landlord, and Landlord may exercise any or all of its rights under Section 23. A consent to one transfer shall not be deemed to be a consent to any subsequent transfer. “Transfer” shall include any sublease, assignment, license or concession agreement, change in ownership or control of Tenant, mortgage or hypothecation of this lease or Tenant’s interest therein or in all or a portion of the Premises.
     (b) Offer to Landlord. Tenant acknowledges that the terms of this lease, including the Minimum Annual Rent, have been based on the understanding that Tenant physically shall occupy the Premises for the entire Term. Therefore, upon Tenant’s request to transfer all or a portion of the Premises, at the option of Landlord, Tenant and Landlord shall execute an amendment to this lease removing such space from the Premises, Tenant shall be relieved of any liability with respect to such space and Landlord shall have the right to lease such space to any party, including Tenant’s proposed transferee. The provisions of this subsection 18(b) notwithstanding, if Landlord so elects to recapture all or a portion of the Premises, Tenant shall have the right to withdraw Tenant’s request for Landlord’s consent to the transfer, provided that Tenant withdraw such request in a written notice to Landlord given not less than 5 business days following Landlord’s election.
     (c) Conditions. Notwithstanding the above, the following shall apply to any transfer, with or without Landlord’s consent:
          (i) As of the date of any transfer, Tenant shall not be in default under this lease nor shall any act or omission have occurred which would constitute a default with the giving of notice and/or the passage of time.
          (ii) No transfer shall relieve Tenant of its obligation to pay the Rent and to perform all its other obligations hereunder. The acceptance of Rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this lease or to be a consent to any transfer.
          (iii) Each transfer shall be by a written instrument in form and substance satisfactory to Landlord which shall (A) include an assumption of liability by any transferee of all Tenant’s obligations and the transferee’s ratification of and agreement to be bound by all the provisions of this lease, (B) afford Landlord the right of direct action against the transferee pursuant to the same remedies as are available to Landlord against Tenant and (C) be executed by Tenant and the transferee.

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          (iv) Tenant shall pay, within 10 days of receipt of an invoice, Landlord’s reasonable attorneys’ fees and costs in connection with the review, processing and documentation of any transfer for which Landlord’s consent is requested.
19. Subordination: Mortgagee’s Rights.
     (a) This lease shall be subordinate to any first mortgage or other primary encumbrance hereafter affecting the Premises. Although the subordination is self-operative, within 10 days after written request, Tenant shall execute and deliver any further commercially reasonable and customary instruments of attornment and nondisturbance that may be desired by any such mortgagee or Landlord. The foregoing notwithstanding, so long as Tenant is not in default under this lease, this lease shall remain in Ml force and effect and the mortgagee and any purchaser at a foreclosure sale thereof shall not disturb Tenant’s possession hereunder. However, any mortgagee may at any time subordinate its mortgage to this lease, without Tenant’s consent, by giving written notice to Tenant, and thereupon this lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery; provided, however, that such subordination shall not affect any mortgagee’s right to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such mortgage and the execution of this lease.
     (b) It is understood and agreed that any mortgagee shall not be liable to Tenant for any funds paid by Tenant to Landlord unless such funds actually have been transferred to such mortgagee by Landlord.
     (c) Notwithstanding the provisions of Sections 12 and 13 above, Landlord’s obligation to restore the Premises after a casualty or condemnation shall be subject to such commercially reasonable procedures and controls as may be imposed by Landlord’s mortgagee, including, but not limited to, such mortgagee’s rights, if any, to approve restoration plans and such mortgagee’s rights, if any, to require that casualty or condemnation proceeds be disbursed pursuant to standard construction loan disbursing procedures.
20. Recording Tenant’s Certificate. Tenant shall not record this lease or a memorandum thereof without Landlord’s prior written consent. Within 10 days after Landlord’s written request from time to time:
     (a) Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying the Commencement Date and Expiration Date of this lease, that this lease is in full force and effect and has not been modified and otherwise as set forth in the form of estoppel certificate attached as Exhibit “D” or with such modifications as may be necessary to reflect accurately the stated facts and/or such other certifications as may be requested by a mortgagee or purchaser. Tenant understands that its failure to execute such documents may cause Landlord serious financial damage by causing the failure of a financing or sale transaction.
     (b) Tenant shall furnish to Landlord, Landlord’s mortgagee, prospective mortgagee or purchaser reasonably requested financial information,

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21. Surrender; Abandoned Property.
     (a) Subject to the terms of Sections 9(b), 12(a) and 13(b), at the expiration or termination of this lease, Tenant promptly shall yield up in the same condition, order and repair in which they are required to be kept throughout the Term, the Premises and all improvements thereto, and all fixtures and equipment servicing the Building, ordinary wear and tear excepted.
     (b) Upon or prior to the expiration or termination of this lease, Tenant shall remove any personal property from the Property. Any personal property remaining thereafter shall be deemed conclusively to have been abandoned, and Landlord, at Tenant’s expense, may remove, store, and, unless Tenant retrieves such Property from Landlord (and reimburses Landlord for Landlord’s cost of removal and storage) within 10 days following the expiration or termination of this lease, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property as its properly. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage and any Rent due under this lease.
     (c) If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or termination of this lease or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and conditions set forth in this lease, except that the monthly installment of the Minimum Annual Rent during such continued occupancy shall be 150% of the amount applicable to the last month of the Term. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord’s prior written consent shall constitute a default hereunder and shall be subject to all the remedies available to Landlord
22. Curing Tenant’s Defaults. If Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of Tenant after 30 days’ written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon from the respective dates of Landlord’s incurring such costs, which sums and costs together with interest shall be deemed additional rent.
23. Defaults — Remedies.
     (a) Defaults. It shall be an event of default:
          (i) If Tenant does not pay in full when due any and all Rent;
          (ii) If Tenant fails to observe and perform or otherwise breaches any other provision of this lease;
          (iii) (Intentionally Deleted);
          (iv) If Tenant becomes insolvent or bankrupt in any sense or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in

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bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant’s assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided, however, that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute a default until such proceeding has continued unstayed for more than 60 consecutive days.
     (b) Remedies. Then, and in any such event, Landlord shall have the following rights:
          (i) To charge a late payment fee equal to the greater of $100 or 5% of any amount owed to Landlord pursuant to this lease which is not paid within 5 days after the due date.
          (ii) To enter and repossess the Premises, by breaking open locked doors if necessary, and remove all persons and all or any property therefrom, by action at law or otherwise, without being liable for prosecution or damages therefor, and Landlord may, at Landlord’s option, make alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant’s account. Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. In the event of reletting without termination of this lease, Landlord may at any time thereafter elect to terminate this lease for such previous breach.
          (iii) To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable.
          (iv) To terminate this lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.
     (c) Grace Period. Notwithstanding anything hereinabove stated, neither party will exercise any available right because of any default of the other, except those remedies contained in subsection (b)(i) of this Section, unless such party shall have first given 10 days written notice thereof to the defaulting party, and the defaulting party shall have failed to cure the default within such period; provided, however, that:
          (i) No such notice shall be required if Tenant fails to comply with the provisions of Sections 10 or 20(a), in the case of emergency as set forth in Section 22 or in the event of any default enumerated in subsections (a)(iii) and (iv) of this Section.
          (ii) Landlord shall not be required to give such 10 days notice more than 2 times during any 12 month period.
          (iii) If the default consists of something other than the failure to pay money which cannot reasonably be cured within 30 days, neither party will exercise any right if the defaulting party begins to cure the default within the 30 days and continues actively and diligently in good faith to completely cure said default.

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          (iv) Tenant agrees that any notice given by Landlord pursuant to this Section which is served in compliance with Section 27 shall be adequate notice for the purpose of Landlord’s exercise of any available remedies.
     (d) Non-Waiver; Non-Exclusive. No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant’s default shall not constitute a waiver of Landlord’s right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of Rent due, or Landlord’s right to pursue any other available remedy.
     (e) Costs and Attorneys’ Fees. If either party commences an action against the other party arising out of or in connection with this lease, the prevailing party shall be entitled to have and recover from the losing party attorneys’ fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.
     (f) Curing Landlord’s Defaults. If (i) Landlord shall be in default of any of its maintenance and repair obligations under the Lease or shall fail to provide any of the services to be provided by Landlord under this Lease, and (ii) such default materially interferes with Tenant’s use and occupancy of the Premises for the conduct of Tenant’s business therein, and (iii) Tenant gives Landlord written notice specifying the nature of the default and specifying that Tenant intends to exercise its self-help rights under this subsection, and (iv) Landlord fails to cure such default within 30 days (or within a period of 72 hours if an emergency or shorter reasonable period if Landlord fails to timely remove snow) after Landlord receives Tenant’s notice (or within such reasonable additional time as may be necessary to cure such default provided Landlord commences such cure within said period and thereafter diligently prosecutes such cure to completion), then Tenant may without any obligation to do so, cure such default on behalf of Landlord. Landlord shall reimburse Tenant within 30 days of demand for any reasonable out-of-pocket sums paid or costs incurred by Tenant in curing such default (“Tenant’s Cost of Cure”), which demand shall be accompanied by invoices or other reasonable documentation evidencing amounts incurred by Tenant. To the extent Tenant’s Cost of Cure include items properly includable in Operating Expenses, Landlord may include in Operating Expenses such amounts reimbursed by Landlord.
24. Representations of Tenant. Tenant represents to Landlord and agrees that:
     (a) The word “Tenant” as used herein includes the Tenant named above as well as its successors and assigns, each of which shall be under the same obligations and liabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it

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originally signed this lease as Tenant. Each and every of the persons named above as Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless Tenant has complied with the terms of Section 18 and the assignment to such assignee is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.
     (b) If Tenant is a corporation, partnership or any other form of business association or entity, Tenant is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this lease constitutes a valid and binding obligation enforceable in accordance with its terms. Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of this lease at the time of such execution.
25. Liability of Landlord. The word “Landlord” as used herein includes the Landlord named above as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this lease as Landlord. Any such person or entity, whether or not named herein, shall have no liability hereunder after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant’s Security Deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to Landlord’s successor in interest for the performance of the covenants and obligations of the Landlord hereunder which thereafter shall accrue. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this lease or the Premises, and if Landlord is in breach or default with respect to Landlord’s obligations under this lease or otherwise, Tenant shall look solely to the equity of Landlord in the Property for the satisfaction of Tenant’s claims. Notwithstanding the foregoing, no mortgagee or ground lessor succeeding to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall be (a) liable for any previous act or omission of a prior landlord, (b) subject to any rental offsets or defenses against a prior landlord or (c) bound by any amendment of this lease made without its written consent, or by payment by Tenant of Minimum Annual Rent in advance in excess of one monthly installment.
26. Interpretation; Definitions.
     (a) Captions. The captions in this lease are for convenience only and are not apart of this lease and do not in any way define, limit, describe or amplify the terms and provisions of this lease or the scope or intent thereof.
     (b) Entire Agreement. This lease represents the entire agreement between the parties hereto and there arc no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are

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acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. This lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word “including” followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. Both parties having participated fully and equally in the negotiation and preparation of this lease, this lease shall not be more strictly construed, nor any ambiguities in this lease resolved, against either Landlord or Tenant.
     (c) Covenants. Each covenant, agreement, obligation, term, condition or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this lease unless otherwise expressly provided. All of the terms and conditions set forth in this lease shall apply throughout the Term unless otherwise expressly set forth herein.
     (d) Interest. Wherever interest is required to be paid hereunder, such interest shall be at the highest rate permitted under law but not in excess of 15% per annum.
     (e) Severability; Governing Law. If any provisions of this lease shall be declared unenforceable in any respect, such unenforccability shall not affect any other provision of this lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.
     (f) “Mortgage” and “Mortgagee.” The word “mortgage” as used herein includes any lien or encumbrance on the Premises or the Property or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord’s interest is or becomes a leasehold estate. The word “mortgagee” as used herein includes the holder of any mortgage, including any ground lessor if Landlord’s interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.
     (g) “Person.” The word “person” is used herein to include a natural person, a partnership, a corporation, an association and any other form of business association or entity.
     (h) Proportionate Share. At any time or times, upon request of Landlord or of any tenant of the Building, the method for allocating Tenant’s Proportionate Share of any Impositions, cost, charge, rent, expense or payment then or thereafter payable shall be redetermined by an independent qualified expert. The cost of such redetermination shall be borne by the tenants of the Building in the same proportion as that determined by such expert for reallocation of said relevant sum; except that if such redetermination is requested by a tenant, the cost thereof shall be borne entirely by such tenant if the proportionate share of said relevant sum allocable to such tenant as the result of such redetermination shall not vary by at least 5% from the amount which would have been allocable to such tenant in accordance with the percentage

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based on square foot area. Except as otherwise expressly provided in this lease, Landlord shall not increase or decrease the physical size of the Building without Tenant’s prior written consent.
27. Notice. Any notice or other communication under this lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified at the beginning of this lease, except that after the Commencement Date Tenant’s address shall be at the Premises, (or to such other address as either may designate by notice to the other) with a copy to any mortgagee or other party designated by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed received on the day of actual receipt by the intended recipient or on the business day delivery is refused. The giving of notice by Landlord’s attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord; however, the foregoing provisions governing the date on which a notice is deemed to have been received shall mean and refer to the date on which a party to this lease, and not its counsel or other recipient to which a copy of the notice may be sent, is deemed to have received the notice.
28. Security Deposit. [Intentionally Deleted].
29. Premises. The Premises will consist of 73,000 rentable square feet (29,340 rentable square feet devoted to office use and 43,6450 rentable square feet devoted to warehouse use) in the single story Building to be constructed by Landlord as provided in Section 30 below, as depicted on the floor plan attached to this lease as Exhibit “A”.
30. Building Construction. The base Building shell shall be completed by Landlord substantially in accordance with the drawings attached hereto as Exhibit “E”. All construction shall be done in a good and workmanlike manner and shall comply in all material respects with all applicable laws codes, regulations, rules and requirements of the governmental authorities having jurisdiction, as applied, enforced and interpreted as of the date the building permit is issued, including, but not limited to, all requirements of Title III of the ADA as applicable to commercial facilities. This lease, and the obligations of Landlord and Tenant hereunder, is contingent upon Landlord obtaining all necessary municipal and other governmental approvals and permits for the development and construction of the base Building for the uses contemplated herein and of the planned development of which the base Building is a part. Landlord will use all reasonable efforts to obtain such approvals. If Landlord has not obtained the building permit for the construction of the base Building on or before April 20, 2000, either Landlord or Tenant can terminate this lease by giving written notice of termination to the other on or before April 30, 2000.
31. Tenant Improvements; Tenant Improvement Allowance.
31.1	Initial Tenant Improvements. The initial tenant improvements (the “Initial Tenant Improvements”) shall be constructed either by Landlord or Tenant, based on Tenant’s election described in Section 31.3 below, in accordance with the Tenant Improvement Plans, as defined in Section 31.2 below. Regardless of whether constructed under contract with Landlord or with Tenant, the contracting party

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shall cause the construction to be done in a good and workmanlike manner in compliance with all applicable Laws and Requirements.

31.2	“Tenant Improvement Plans. Landlord and Tenant have approved the space plans for the Initial Tenant Improvements attached hereto as, or listed on attached, Exhibit G (the “Preliminary Plans”). Tenant will provide Landlord, on or before the date that is 120 days after the date of this Lease, complete construction drawings and specifications for the Initial Tenant Improvements. The construction drawings and specifications shall be consistent with the Preliminary Plans. Within 10 business days alter its receipt of the construction drawings and specifications, Landlord shall notify Tenant of its approval or disapproval thereof (which approval shall not be unreasonably withheld), and if Landlord disapproves thereof, the revisions that Landlord requires in order to obtain such approval. It is agreed that Landlord will not object to construction drawings and specifications to the extent that they conform to the Preliminary Plans. As promptly as reasonably possible thereafter, but no later than 10 business days after Landlord’s response, Tenant shall submit to Landlord modified construction drawings incorporating appropriate revisions. Upon approval of the final construction drawings and specifications, Landlord’s and Tenant’s authorized representatives shall each evidence such approval by initialing the top of each sheet of the approved construction drawings and specifications. The approved construction drawings and specifications are herein termed the “Tenant Improvement Plans”. Once approved, neither party will change any of the Tenant Improvement Plans without Tenant’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.

31.3	Construction. On or before April 15, 2000, time being of the essence, Tenant may elect by written notice to Landlord, to perform through a general contractor selected by Tenant the construction of the Initial Tenant Improvements. If Tenant timely elects to construct the Initial Tenant Improvements, the Initial Tenant Improvements shall be constructed pursuant to the approved Tenant Improvement Plans, shall be constructed by a general contractor approved by Landlord, which approval shall not be unreasonably withheld, and shall otherwise be constructed in accordance with the provisions of Sections 9 and 10 of this lease. Tenant shall deliver to Landlord copies of all certificates of occupancy, permits and licenses required to be issued by any authority in connection with Tenant’s construction. If Tenant fails to timely make such election, Landlord, through a general contractor selected by Landlord. shall perform the construction of the Initial Tenant Improvements in accordance with the provisions of this Section 31.

31.4	Tenant Improvement Allowance. Landlord shall provide Tenant a leasehold improvement allowance of up to $876,000 (based on $12.00 per rentable square foot) (the “Allowance”) toward the cost of the Initial Tenant Improvements (including the cost of architectural, engineering and construction drawings, of obtaining necessary permits and of constructing the interior improvements other than trade fixtures, equipment, furniture or other removable personal property of Tenant). If Tenant contracts for the construction of the Initial Tenant

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Improvements, the Allowance shall be disbursed to Tenant by Landlord promptly after submission by Tenant to Landlord of evidence of the costs and expenses of the Initial Tenant Improvements, evidence of payment thereof by Tenant, lien waivers from all persons supplying labor or materials to the initial leasehold improvements, and any other information or documentation that Landlord may reasonably request. If the costs and expenses of the Initial Tenant Improvements, whether constructed by Landlord or by Tenant, exceed the Allowance (as the same may have been increased pursuant to the following paragraph), Tenant shall be solely responsible for payment of any excess.

At Tenant’s request (which request must be made on or prior to April 1, 2000), Landlord will increase the Allowance by an amount not to exceed $146,000 (based on $2.00 per rentable square foot) (the “Increase”). In such event, the Minimum Annual Rent will be increased by an amount equal to the Increase multiplied by .1654. For example, if the Increase is the full $146,000, the Minimum Annual Rent will increase by $24,148.40 (or $.3308 per rentable square foot).
32. Completion Dates; Access; Acceptance.
32.1	If Tenant Constructs Initial Tenant Improvements. If Tenant elects to construct the Initial Tenant improvements, Landlord shall cause the base Building to be Substantially Completed (as defined below) on or before September 1, 2000, subject to extension for any delays caused by Tenant or delays resulting from matters outside of Landlord’s reasonable control. “Substantial Completion” shall be deemed to occur on the date that (i) the base Building shell (including HVAC, plumbing, electrical and other mechanical systems to be constructed by Landlord pursuant to Section 30.1 above) are sufficiently complete to allow access to the Premises by Tenant for the installation of the Initial Tenant Improvements, and (ii) a temporary or permanent certificate of occupancy with respect to the Base Building has been issued by the City of Eden Prairie.

On or about the time of Substantial Completion of the base building, Landlord, Tenant and Landlord’s general contractor shall jointly inspect the Premises and agree in writing on a final punchlist of Landlord’s work that is unfinished or defective, Tenant’s acceptance of delivery of the Premises to Tenant for the construction of the Initial Tenant Improvements shall constitute acceptance of the Premises, subject only to the punchlist items. Landlord shall cause Landlord’s general contractor to complete all items on the approved punchlist within 30 days, subject only to delays outside of Landlord’s reasonable control.

Tenant shall at all reasonable times following Substantial Completion of the Base Building until the Commencement Date have access to the Premises, at Tenant’s own risk, expense and responsibility, for purposes of installing the Initial Tenant improvements, furniture, trade fixtures and equipment. Moreover, Tenant shall, upon Tenant’s request, be afforded limited access to the Premises prior to the Substantial Completion of the Base Building for the purpose of installing cables

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or other equipment, including, but not limited to, racking and a conveyor system, that properly requires installation before the completion of the Base Building and for the purpose of constructing the mezzanine over the office area; Landlord shall have the right to control such access so that it does not interfere with the timely completion of the Base Building. In connection with all access by Tenant prior to the Commencement Date, Tenant shall abide by the terms and conditions of this Lease including carrying the insurance specified by the Lease, as if the term of this Lease had already commenced, except that Tenant shall have no obligation to pay the Minimum Annual Rent or Annual Operating Expenses until the Commencement Data Tenant shall, however, pay the charges for all utilities furnished to the Premises during Tenant’s early-access period and after the substantial completion of the Base Building, as reasonably estimated by Landlord.

32.2	If Landlord Constructs Initial Tenant Improvements, if Landlord constructs the Initial Tenant Improvements, Landlord shall cause Landlord’s Work (meaning the construction of the ban Building and the Initial Tenant Improvements) to be Substantially Completed (as defined below) on or before October 15, 2000, subject to extension for any delays caused by Tenant or resulting from matters outside of Landlord’s reasonable control. “Substantial Completion” shall be deemed to occur on the date that (i) Landlord’s Work is completed but for minor unfinished items that do not materially interfere with Tenant’s scheduled installation of its trade fixtures, equipment or furnishings or with Tenant’s scheduled occupancy of the Premises, and (ii) a temporary or permanent certificate of occupancy has been issued by the City of Eden Prairie.

On or about the time of Substantial Completion of Landlord’s Work, Landlord, Tenant and Landlord’s general contractor shall jointly inspect the Premises and agree in writing on a final punchlist of Landlord’s Work that is unfinished or defective. Tenant’s taking of possession of the Premises shall constitute acceptance of the Premises, subject only to the punchlist items. Landlord shall cause Landlord’s general contractor to complete all items on the approved punchlist within 30 days, subject only to delays outside of Landlord’s reasonable control.

Tenant shall at all reasonable times following Substantial Completion of Landlord’s Work until the Commencement Date have access to the Premises, at Tenant’s own risk, expense and responsibility, for purposes of installing Tenant’s furniture, trade fixtures and equipment. Moreover, Tenant shall, upon Tenant’s request be afforded limited access to the Premises prior to the Substantial Completion of Landlord’s Work for the purpose of installing cables or other equipment that properly requires installation before the completion of Landlord’s Work; Landlord shall have the right to control such access so that it does not interfere with the performance of Landlord’s Work. In connection with all access by Tenant prior to the Commencement Date, Tenant shall abide by the terms and conditions of this Lease including carrying the insurance specified by the Lease, as if the term of this Lease had already commenced, except that Tenant shall have no obligation to pay the Minimum Annual Rent or Annual Operating Expenses

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until the Commencement Date. Tenant shall, however, pay the charges for all utilities furnished to the Premises during Tenant’s early-access period and after substantial completion of Landlord’s Work, as reasonably estimated by Landlord.
33. Term. The Term of this Lease shall commence on she Commencement Date (as defined below) and shall end at 11:59 p.m. on the last day of the Term (the “EXPIRATION DATE”), without the necessity of notice from either party, unless sooner terminated in accordance with the terms hereof. At Landlord’s request, Tenant shall confirm the Commencement Date and Expiration Date by executing a lease commencement certificate in the form attached as Exhibit “B”.
If Tenant elects pursuant to Section 31.3 above to contract for the construction of the Initial Tenant Improvements, then the Commencement Date shall be the later of (i) the date that is 90 days following the date that the base Building is Substantially Completed and access to the Premises is delivered by Landlord to Tenant for Tenant’s construction of the Initial Tenant Improvements as provided in Section 32.1 above, and (ii) December 1, 2000.
If Landlord contracts for the construction of the Initial Tenant Improvements, then the Commencement Date shall be the later of (i) the date that is 45 days following the date that Landlord’s Work (as defined in Section 32.2 above) is Substantially Completed and access to the Premises is delivered by Landlord to Tenant for the installation of Tenant’s trade fixtures, furniture and equipment, and (ii) December 1, 2000.
34. Extension Option. Tenant shall have the right and option to extend the Term of this Lease for two (2) additional extension terms of five (5) years each. Each such option must be exercised, if at all, by giving Landlord prior written notice, at least one year in advance (the “Exercise Deadline”) of the expiration date of the then current lease Term, of Tenant’s election to extend the lease Term; it being agreed that time is of the essence and that this option is personal to Tenant and is non-transferable to any assignee or sub lessee (regardless of whether any such assignment or sublease was made with as without Landlord’s consent) or other party. Except as follows, and subject to the following conditions, each extension Term shall be under the same terms and conditions as provided in the Lease:
     (a) Tenant’s extension option shall be void at Landlord’s option if there exists any event of default by Tenant under this Lease beyond any applicable notice and cure period at the time Tenant exercises an extension option or as of the commencement date of an extension term;
     (b) there shall be no further options to extend the term beyond the second extension term;
     (c) Tenant shall accept the Premises in their “as is” condition, without any obligation on the part of Landlord to provide any tenant improvements or tenant improvement allowance; and
     (d) The Minimum Annual Rent for the extension term will be the “Market Rent” for the Premises as determined and defined pursuant to the provisions of this Section.

36.

     The Market Rent shall be determined as follows: Within 10 business days after Landlord receives timely notice from Tenant exercising Tenant’s extension option, Landlord will give notice to Tenant of its determination of the Market Rent of the Premises, and Landlord’s determination will constitute the Market Rent unless Tenant objects by giving Landlord written notice of objection within 10 business days after Tenant’s receipt of Landlord’s determination. If Tenant so objects, and the parties are unable to agree upon the Market Rear within 30 days after the Tenant’s objection, then by written notice to Landlord within 2 business days thereafter Tenant may request arbitration of the Market Rent under this paragraph. If Tenant does not timely give ouch notice requesting arbitration, Tenant’s exercise of the extension option will be deemed rescinded, and Tenant’s extension option shall be null and void. If arbitration is timely requested by Tenant, the Market Rent will be determined by appraisal within 90 days after Tenant’s request by a board of appraisers consisting of three reputable real estate professionals experienced in the leasing of commercial office/industrial space (each an “Expert”). One Expert will be appointed by Tenant, and the second Expert will be appointed by Landlord. Landlord and Tenant will each appoint their respective Experts within 30 days following Tenant’s arbitration request. The third Expert will be appointed by the first two Experts. If the first two Experts are unable to agree on a third Expert within 10 business days after the appointment of the second Expert, or if either party refuses or neglects to appoint an Expert as herein provided, then the third Expert or the second Expert, whose appointment was not made as provided above, may be appointed by any judge of the Hennepin County District Court. Any Expert appointed by a judge of the Hennepin County District Court shall be a reputable real estate appraiser experienced in appraising the rental value of commercial office space, and shall boa member of the American Institute of Real Estate Appraisers with the designation of “MA I.” The Experts shall be instructed to reach their respective determinations within 45 days of the appointment of the third Expert. If determinations of at least two of the Experts are identical in amount, that amount will be determined to be the Market Rent. lithe determinations of all three Experts are different in amount, the highest appraised value will be averaged with the middle value (that average being referred to as “Sum A”). The lowest appraised value will be averaged with the middle value (that average being referred to as “Sum B”), and the Market Rent will be determined as follows: (i) if neither Sum A nor Sum B differs from the middle appraised value by more than 10% of the middle appraised value, then the Market Rent will be the average of the three appraisals, (ii) if either Sum A or Sum B (but not both) differs from the middle appraised value by more than 10% of the middle appraised value, then the Market Rent will be the average of the middle appraised value and the appraised value closer in amount to the middle appraised value, and (iii) if both Stun A and Sum B differ from the middle appraised value by more than 10% of the middle appraised value, then the Market Rent will be equal to the middle appraised value. Written notice of the Market Rent as duly determined in accordance with this Section shall be promptly given to Landlord and Tenant and will be binding and conclusive on them. Each party will bear its own expenses in connection with the board proceeding (including the Expert appointed by it), and the fees of the third Expert will be borne equally. If, for any reason, the Market Rent has not been determined at the time of the commencement of the extension term, then the Market Rent will be the amount set forth in Landlord’s determination, and if the determination of the Experts as provided above indicates that a lesser or greater amount should have been paid than that which was actually paid, a proper adjustment will be made in a payment from Landlord to Tenant, or Tenant to Landlord, as the case may be.

37.

     For purposes of this Section, “Market Rent” means the net annual rent that a willing tenant would pay, and a willing lessor would accept, in arms-length, bona fide negotiations, if the premises at issue were leased to a single tenant for the period in question under a lease pursuant to which such tenant would not receive any rental concession, such as rental abatements or “free rent” periods or rental assumption, inducements or any leasehold improvement allowance, and otherwise taking into account any other pertinent factors, including, but not limited to, the net effective annual rates per rentable square foot for leases of comparable space in comparable buildings recently or then being entered into in the southwest suburban Minneapolis area (“Comparable Rates”). In determining the Market Rent and using Comparable Rates in connection with such determination, the following factors (and any other factors then known to be pertinent) shall be considered: the size of the Premises; the length of the term; permitted use; quality of services provided; location and/or floor level; definition of rentable area; existing leasehold improvements; leasehold improvements to be provided by the lessor, whether directly or by allowance; the quality, age and location of the building; financial strength of the applicable tenant; rental concessions (such as rental abatements or “free rent” periods and rent assumptions); inducements; the respective obligations of the lessor and the tenant, the manna in which the rents are then subject to escalation and the time the particular rate under consideration became or will become effective. In the event a Comparable Rate used for comparison is a “gross” rate (i.e., the rate includes an allowance for operating expenses or taxes), then such Comparable Rate shall be appropriately adjusted to the end that such rate is net of operating expenses and taxes to the same extent as provided in this Lease, and in the event a Comparable Rate is a “net” rate (i.e. the rate does not include an allowance for operating expenses or taxes), any difference between operating expenses and taxes payable under this Lease and under the lease as to which the Comparable Rate applies shall be taken into account. Upon the timely exercise of an extension option, at the request of either party the parties hereto will enter into an appropriate amendment to the Lease incorporating the terms of the Lease extension.
35. Parking. Landlord shall provide, and Tenant shall be entitled to the use of, not less than 4.5 unreserved parking spaces for each 1,000 rentable square feet of the Premises. Such parking shall be nonexclusive, undesignated and unreserved parking provided as part of the Building’s common area parking facilities, except that Landlord will allow Tenant to designate up to 10 of said parking spaces for the parking of Tenant’s visitors and guests (the location and the signage of such visitor parking being subject to Landlord’s reasonable approval).
36. Expansion Rights.
36.1	Expansion Option. Tenant may elect by written notice to Landlord given on or before April 1, 2000 to expand the Premises by approximately 20,000 rentable square feet (the “Expansion Space”) so as to include in the Premises 100% of the rentable area of the Building,. in such event, all of the terms and conditions of this lease applicable to the original Premises (including, but not limited to, the Tenant Improvement Allowance of 512.00 per rentable square foot (subject to increase under the terms and conditions of the second paragraph of Section 31.4)) shall apply to the Expansion Space; and the Minimum Annual Rent for each lease year as set forth in Section 1(d) shall be increased by an amount equal to the scheduled Minimum Annual Rent per rentable square foot for the original

38.

Premises multiplied by the rentable square feet in the Expansion Space. If Tenant timely exercises this expansion option, at the request of either party, the parties shall enter into an amendment to this lease adding the Expansion Space to the Premises and incorporating into the schedule of Minimum Annual Rent the rental increase resulting from the increase In the rentable square footage of the Premises, The Tenant Improvement Allowance for the Expansion Space may be used for leasehold improvements constructed in the original Premises as well as for leasehold improvements constructed in the Expansion Space, but it shall not be used for trade fixtures, equipment, furniture or other removable personal property of Tenant.

36.2	First Notice. Tenant acknowledges that Tenant has no rights in and to the Expansion Space other than the rights specified in Section 36.1 above. If, however, Tenant fails to exercise its rights to expand into the Expansion Space as provided above, Landlord will, as a courtesy to Tenant, endeavor to provide Tenant notice at such time Landlord believes that Landlord is close to entering into an initial /ease or commitment to lease the Expansion Space to a third party. Such notice may be given by telephone or other informal means. This provision is not intended to provide Tenant any rights of first offer, first refusal or other rights with respect to the Expansion Space, and Landlord shall have no liability to Tenant if Landlord fails to provide the notice contemplated in this Section 36.2. The provisions of this Section 361 shall only apply to the initial leasing of the Expansion Space, and shall not apply to any subsequent leasing or re-leasing thereof.
37.	Landlord’s Environmental Representations.
37.1	Landlord has provided Tenant a copy of the following environmental assessments and reports regarding the Property:
•	Phase I Environmental Site Assessment prepared by LAW ENGINEERING AND ENVTRONMENTAL SERVICES, INC. Dated January 9, 1998, Project 5200-7-1363-02b-916.

•	Phase I Environmental Site Assessment prepared by LAW ENGINEERING AND ENWERONMENTAL SERVICES, INC. Dated January 9, 1998, Project 5200.7-1363-02c-9 16.

Landlord represents to Tenant that the foregoing is a complete list of all studies and reports in Landlord’s possession or under Landlord’s control with respect to hazardous substances or Restricted Activities (as defined in Section 4 of the lease) on or about the Property. Landlord will provide Tenant a copy of any additional or updated environmental assessments obtained by Landlord in connection with its acquisition or development of the Property. Landlord has received no notice from any governmental authority regarding of any inquiry, investigation or proceeding regarding hazardous substances or Restricted Activities on or about the Property,

39.

37.2	Landlord represents that the base Building will be constructed in compliance, in all material respects, with all applicable environmental Laws and Requirements as applied, enforced and interpreted as of the date the building permit is issued.

37.3	Landlord will protect, indemnify and hold harmless Tenant from and against any and all claims, actions, damages, liability and expense (including fens of attorneys, investigators and experts) arising out of the breach by Landlord of Landlord’s representations in this Section 37. Landlord, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Tenant) designated by Landlord and approved by Tenant. Landlord’s obligations pursuant to this Section shall survive the expiration or termination of this lease.
IN WITNESS WHEREOF, and in consideration of the mutual entry into this lease and for other good and valuable consideration, and intending to be legally bound, Landlord and Tenant have executed this lease.

Landlord:
Date signed: December 21, 1999	LIBERTY PROPERTY LIMITED PARTNERSHIP
	By:	Liberty Property Trust, Sole General Partner

		By:	/s/ Robert L. Kiel

Its: Sr Vice President – Reg Dir

Date signed: December 21, 1999	Tenant:

CNS, INC.

		By:	/s/ Marti Morfitt

Its: President and Chief Operating Officer

40.

41.

EXHIBIT “B”
LEASE COMMENCEMENT CERTIFICATE
     The undersigned, as duly authorized officers and/or representatives of LIBERTY PROPERTY LIMITED PARTNERSHIP (“Landlord”) and                      (“Tenant”), hereby agree as follows with respect to the Lease Agreement (the “Lease”) between them for premises located at                                          (the “Premises”):
1.	Date of Lease: , 19___
2.	Commencement Date: , 19___
3.	Expiration Date: , 19___
4.	Rent and Operating Expenses due on or before the Commencement Date for the period from the Commencement Date until the first day of the next calendar month (Not applicable if the Commencement Date is the first day of the calendar month):

Apportioned Minimum Rent:	$
Apportioned Operating Expenses:	$
TOTAL:	$
Thereafter regular monthly payments due in the following amounts until adjusted in accordance with the Lease:

Monthly Rent Installment:	$
Monthly Operating Payment:	$
TOTAL MONTHLY PAYMENT:	$
5.	Tenant certifies that, as of the date hereof, (a) the Lease is in full force and effect and has not been amended, (h) Tenant has no offsets or defenses against any provision of the Lease and (c) Landlord has substantially completed any improvements to be performed by Landlord in accordance with the Lease, excepting the Punch List items set forth on the Schedule attached hereto and initialed by Landlord and Tenant, if any.

42.

     IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have executed this Certificate as of                     , 19___

Landlord:

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	Liberty Property Trust, Sole General Partner

By:

Name:
Title:

TENANT:

By:

Name:
Title:

43.

EXHIBIT “C”
BUILDING RULES
     1. [Intentionally Deleted]
     2. Any sidewalks, lobbies, passages and stairways shall not be obstructed or used by Tenant for any purpose other than ingress and egress from and to the Premises. Landlord shall in all cases retain the right to control or prevent access by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace or character of the Property.
     3. The toilet rooms, toilets, urinals, sinks, faucets, plumbing or other service apparatus of any kind shall not be used for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.
     4. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency, No person shall go on the roof without Landlord’s permission.
     5. Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and Tenant shall not install any window covering which would affect the exterior appearance of the Building, except as approved in writing by Landlord. Tenant shall not remove, without Landlord’s prior written consent, any shades, blinds or curtains in the Premises.
     6. Without Landlord’s prior written consent, Tenant shall not hang, install, mount, suspend or attach anything from or to any sprinkler, plumbing, utility or other lines. If Tenant hangs, installs, mounts, suspends or attaches anything from or to any doors, windows, walls, floors or ceilings, Tenant shall spackle and sand all holes and repair any damage caused thereby or by the removal thereof at or prior to the expiration or termination of the lease. If Tenant elects to seal the floor, Tenant shall seal the entire unfinished floor area within the Premises. If Tenant elects to paint all or any portion of the Premises, Tenant, prior to the termination of the lease. shall restore all or such portion(s) of the Premises to the painted or unpainted condition thereof as of the Commencement Date,
     7. Tenant shall not change any locks nor place additional locks upon any doors and shall surrender all keys and passes at the end of the Term.
     8. Tenant shall not use nor keep in the Building any matter having an offensive odor, nor explosive or highly flammable material, nor shall any animals other than seeing eye dogs in the company of their masters be brought into or kept in or about the Premises.
     9. If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises

44.

and to require the changing of wiring connections or layout at Tenant’s expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively arc used, together with the name of the concern, if any, operating same.
     10. Tenant shall not place weights anywhere beyond the safe carrying capacity of the Building.
     11. The use of rooms as sleeping quarters is strictly prohibited at all times.
     12. Tenant shall have the right, at Tenant’s sole risk and responsibility, to use its proportional share of the parking spaces at the Property as reasonably determined by Landlord. Tenant shall comply with all parking regulations promulgated by Landlord from time to time for the orderly use of the vehicle parking areas, including without limitation the following: Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks and (in designated areas) bicycles. No vehicles shall be left m the parking lot overnight. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Property or with loading and unloading areas of other tenants. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner’s sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Tenant shall cooperate with Landlord in any measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided that no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under its lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence.
     13. If Landlord designates the Building as a non-smoking building and provides outdoor smoking area(s), Tenant and its Agents shall not smoke in the Building.
     14. If at Tenant’s request, Landlord consents to Tenant having a dumpster at the Property, Tenant shall locate the dumpster in the area designated by Landlord and shall keep and maintain the dumpster clean and painted with lids and doors in good working order and, at Landlord’s request, locked.

45.

     15. Tenant shall provide Landlord with a written identification of any vendors engaged by Tenant to perform services for Tenant at the Premises (examples: cleaners, security guards/monitors, trash haulers, telecommunications installers/maintenance).
     16. Tenant shall cause all of Tenant’s Agents to comply with these Building Rules.
     17. Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules and regulations as, in Landlord’s reasonable judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Property. Notice of any action by Landlord referred to In this paragraph, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper and rightful enjoyment of the Premises by Tenant under the lease.
     18. These Building Rules arc not intended to give Tenant any rights or claims in the event that Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such nonenforcement will not constitute a waiver as to Tenant.
     19. Tenant shall be deemed to have read these Building Rules and to have agreed to abide by them as a condition to Tenants occupancy of the Premises.

46.

EXHIBIT “D”
TENANT ESTOPPEL CERTIFICATE
     Please refer to the documents described in Schedule 1 hereto, (the “Lease Documents”) including the ‘Lease” therein described; all defined terms in this Certificate shall have the same meanings as set forth in the Lease unless otherwise expressly set forth herein The undersigned Tenant hereby certifies that it is the tenant under the Lease. Tenant hereby further acknowledges that it has been advised that the Lease may be collaterally assigned in connection with a proposed financing secured by the Property and/or may be assigned in connection with a sale of the Property and certifies both to Landlord and to any and all prospective mortgagees and purchasers of the Property, including any trustee on behalf of any holders of notes or other similar instruments, any holders from time to time of such notes or other instruments, and their respective successors and assigns (the “Mortgagees”) that as of the date hereof:
     1. The information set forth in attached Schedule 1 is true and correct.
     2. Tenant is in occupancy of the Premises and the Lease is in full force and effect, and, except by such writings as are identified on Schedule 1, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the Premises, whether oral or written.
     3. All conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed.
     4. Tenant is not in default under the Lease Documents, Tenant has not received any notice of default under the Lease Documents, and, to Tenant’s knowledge, there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Tenant under the Lease Documents.
     5. Tenant has not paid any Rent due under the Lease more than 30 days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any Rent due and payable under the Lease except as set forth in Schedule 1.
     6. To Tenant’s knowledge, there arc no uncured defaults on the part of Landlord under the Lease Documents, Tenant has not sent any notice of default under the Lease Documents to Landlord, and there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Landlord thereunder, and that at the present time Tenant has no claim against Landlord under the Lease Documents.
     7. Except as expressly set forth in Part G of Schedule 1, there arc no provisions for any, and Tenant has no, options with respect to the Premises or all or any portion of the Property.
     8. Except as set forth on Part M of Schedule 1, no action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency law.

47.

     9. The undersigned has the authority to execute and deliver this Certificate on behalf of Tenant and acknowledges that all Mortgagees will rely upon this Certificate in purchasing the Property or extending credit to Landlord or its successors in interest.
     10. This Certificate shall be binding upon the successors, assigns and representatives of Tenant and any party claiming through or under Tenant and shall inure to the benefit of all Mortgagees.
     IN WITNESS WHEREOF, Tenant has executed this Certificate this ___ day of                     , 19___

Name of Tenant

By:

Title:

48.

SCHEDULE 1 TO TENANT ESTOPPEL CERTIFICATE
Lease Documents, Lease Terms and Current Status
A.	Date of Lease;
B.	Parties:
1.	Landlord:

2.	Tenant d/b/a:
C.	Premises known as:
D.	Modifications, Assignments, Supplements or Amendments to Lease:
E.	Commencement Date:
F.	Expiration of Current Term:
G.	Options:
H.	Security Deposit Paid to Landlord: $
I.	Current Fixed Minimum Rent (Annualized): $
J.	Current Additional Rent (and if applicable, Percentage Rent)(Annualized): $
K.	Current Total Rent: $
L.	Square Feet Demised:
M.	Tenant’s Bankruptcy or other Insolvency Actions:

49.

BUILDING A
BUILDING B
BUILDING C
LIBERTY
LIBERTY PLACE
SITE PLAN

50.

51.

EXHIBIT “F”
List of Excluded Operating Expenses
a.	Real estate taxes, maintenance and other expenses relating to separately assessed or separately maintained out parcels or other adjacent tracts not reserved for the benefit of the Property.
b.	All costs incurred in connection with or directly related to the original construction (as distinguished from operation, maintenance and repair) of the Property Building, Common Areas or any expansion or renovation thereof.
c.	Financing and refinancing costs, interest on debt or amortization payments on any mortgage, and rental under any ground or underlying lease.
d.	Costs of correcting defects in the design or construction of the Property, Building or Common Areas (including latent defects), and costs of correcting any damage caused by subsidence or adverse or substandard soil conditions.
e.	Legal and other fees, leasing commissions, so-called “take-over” or “buy out” obligations, advertising expenses and other costs incurred in connection with the leasing of the project or disputes with tenants.
f.	Costs incurred in renovating or otherwise improving or decorating or redecorating space for tenants or other occupants.
g.	Expenses related to vacant space, including utility costs, security and renovation.
h.	Any items not otherwise excluded to the extent Landlord is reimbursed by insurance (or would have been reimbursed by insurance if Landlord carried the insurance required by this lease) or otherwise compensated, including direct reimbursement by any tenant, less the out-of-pocket cost of collection.
i.	Bad debt loss, rent loss or reserves for bad debts or rent loss, or any other reserve for anticipated future expenses.
j.	Any item of cost (other than management or administrative fees) which Is otherwise includable in Operating Expenses, but which represents an amount paid to an affiliate of Landlord or an affiliate of any partner or shareholder of Landlord, to the extent the same is in excess of the fair market value of said item or service.
k.	Interest or penalties incurred as a result of Landlord’s failure to pay any costs as the same become due, except resulting from the failure of Tenant to rent in a timely manner.
l.	Administrative charges or other add-ons to the total of any Operating Expenses, except as expressly permitted in the lease.

52.

m.	Any and all costs associated with the operation of the business of the entity which constitutes Landlord (excluded items specifically include, but are not limited to, formation of the entity, internal accounting and legal matters, including but not limited to preparation of tax returns and financial statements and gathering of data therefor, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interests in the Property, costs of any disputes between Landlord and its employees, disputes between Landlord and managers of the shopping center, and disputes between Landlord and tenants or occupants within the Property (including, without limitation, Tenant)).
n.	the wages, salaries, bonuses and benefits of all management personnel above the level of any on-site building manager and the costs of preparation and handling of accounts receivable and accounts payable.
o.	All costs, to the extent material, of services, utilities and other benefits supplied for the use of a tenant or occupant in the building in a quantity and/or of a quality in excess of that provided to Tenant.
p.	Any expenses incurred as a result of the negligence or intentional misconduct of Landlord or of any other tenant of the Building, or their respective agents, servants, or employees, or arising out of Landlord’s negligent failure to manage the Property consistently with the standards required by this lease.
q.	Costs of removal and/or abatement of hazardous or toxic substances, wastes or materials from or within the Property unless required as a result of changes in the Laws and Requirements, fines, penalties, and liens.
r.	Any fines, penalties, or interest due to violations by Landlord or any other tenant of the Property or Building of any governmental law, code, rule, or regulation, including, without limitation, the Americans With Disabilities Act, as the same may be amended.
s.	Other common area maintenance, operation or repair expenses not considered normal or customary under generally accepted accounting principles or office-warehouse industry standards, unless expressly permitted under this lease.
t.	The cost of improvements which must be capitalized under generally accepted accounting principles shall be amortized over the useful life thereof and Operating Expenses shall include only that portion of the amortized cost of such capital improvement or expenditure, including reasonable interest and financing charges thereon, which falls within the Term, including any extension.

53.

EXHIBIT "G"

CHS, Inc.	
Space Plan Scale: Not To Scale	
Date: 12/20/99 Revision Date:	Project Number: 9902.00 Sheet Number: Exhibit G

54.

4.17.00
FIRST AMENDMENT TO LEASE
     This Amendment (“Amendment’) is made as of the 28 day of April, 2000 by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“LANDLORD”), and CNS, INC., a corporation organized under the laws of                      (“TENANT”).
BACKGROUND:
A	Landlord and Tenant are parties to that certain Lease (the “Lease”) dated January 6, 2000 (executed by Landlord on January 6, 2000 and executed by Tenant on December 21, 1999) with respect to approximately 73,000 rentable square feet in the Building to be constructed by Landlord in Eden Prairie, Minnesota in accordance with the terms and provisions of the Lease.

B	In connection with its site plan review and project approval process, the City of Eden Prairie has required certain modifications to the parking planned for the Building, and, accordingly, Landlord, and Tenant desire to amend the Lease so that the parking ratios and site plan referenced in the lease are consistent with the site plan being submitted to the City for approval.
AGREEMENT:
For good and valuable consideration, Landlord and Tenant hereby agree as follows:
     1. The site plan attached to the Lease as part of Exhibit “E” is hereby replaced with the site plan attached to this Amendment as Attachment “1”.
     2. The first sentence of Section 35 of the Lease (entitled “Parking”) is hereby amended and restated in its entirety as follows: “Landlord shall provide, and Tenant shall be entitled to the use of, not less than 3,8 unreserved parking spaces for each 1,000 rentable square feet of the Premises.”
     3. Except as expressly modified in this Amendment, the Lease remains in full force and effect in accordance with its terms. All capitalized terms used in this Amendment that are not separately defined herein shall have the meaning assigned to them in the Lease.

55.

     Landlord and Tenant have executed this Amendment as of the date set forth in the opening paragraph of this Amendment. This Amendment may be executed and delivered in counterparts. This Amendment may be delivered by facsimile transmission of a signed original.

Landlord:
Date signed: 4/28/00
LIBERTY PROPERTY LIMITED PARTNERSHIP
	By:	Liberty Property Trust, Sole General Partner

		By:	/s/ Robert L. Kiel

Its: Senior Vice President
Regional Director

Tenant:

Date signed: 4/26/00	CNS, INC.

	By:	/s/ [Not legible]

Its: CFO

56.

Attachment “1”

57.

58.

Lake Smetana
PARK
LOT 1
LOT 2
OUTLOT A
Area Context Map
NOT FOR CONSTRUCTION
Liberty Place
LIBERTY
Westwood

59.

EXHIBIT “B”
Floor Plan of Subleased Premises (excluding parking)

60.

EXHIBIT “C”

Rental Schedule
Base Rent: $438,000 per year

Sublease Term	Monthly Base Rent
See §2(a) and § 3(a) of Sublease (rent payments commencing four (4) months after Sublease Commencement Date)	$36,500

61.

EXHIBIT “D”
Use of Subleased Premises
SurModics plans to use the warehouse area in the leased space to support the following activities:
•	Manufacturing and warehousing of a finished pharmaceutical product utilizing a steroid as the Active Pharmaceutical Ingredient (API), in clinical quantities. This product is an ophthalmic implant. Manufacturing will take place in a modular cleanroom suite placed inside the warehouse, fume hoods with adequate ventilation will be utilized in various locations inside and outside the cleanroom. Manufacturing processes will include solution preparation, spray coating, assembly of components and packaging. These processes will be done in accordance with FDA Current Good Manufacturing Practices to prevent contamination and control exposure of the API and other processing chemicals to the environment and personnel.

•	Manufacturing and warehousing of three classes of products that support in-vitro Diagnostic markets. These products are used by our customers as raw materials for test kits that aid in detection of small molecules in the body. None of the products are biohazardous materials. Manufacturing will take place in a modular cleanroom suite placed inside the warehouse, fume hoods with adequate ventilation will be utilized in various locations inside and outside the cleanroom. The processes that manufacture these products are mainly mix and fill operations, where the ingredients of our proprietary formulations are combined in aqueous mixing tanks and then bottled appropriately. The aqueous mixing is not solvent based, but uses purified water as the main ingredient. Only one of the products is manufactured with a solvent (acetone).

•	Analytical chemistry equipment, with associated solvents and fume hood ventilation, may be temporarily placed into the warehouse or office spaces.

62.

EXHIBIT “E”
Fixtures

Office Equipment
Aren Chairs	90
File Cabinets	75
Cubes	90
Credenza	8

	Chairs	Tables
Bryant	4	1
Calhoun	8	1
Gull	4	1
Harriet	4	1
Hiawatha	4	1
Itasca	6	1
Minnetonka	12	1
Nokomis	6	1
Pepin	4	1
Phalen	4	1
Smetana	14	1
Sturgeon	12	1
Superior	6	1
Vermillion	4	1
Winchester	6	1
All current equipment in fitness room

63.

EXHIBIT “F”
BILL OF SALE
     This BILL OF SALE is effective as of                     , 2010 by and between SMITHKLINE BEECHAM CORPORATION d/b/a GLAXOSMITHKLINE, a Pennsylvania corporation, having an address of                      (“Seller”) and SURMODICS, INC., a Minnesota corporation with an address at                      (“Buyer”).
RECITALS
     WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller certain furniture, fixtures and equipment listed on the attached Exhibit A (the “Fixtures”), which Fixtures are located in the building located at 7615 Smetana Lane, Eden Prairie, Minnesota, in which building Buyer has subleased from Seller pursuant to a Sublease Agreement dated                     , 2007; and
     WHEREAS, Seller is providing Buyer with this Bill of Sale, evidencing Seller’s conveyance to Buyer of the Fixtures.
     NOW, THEREFORE, in consideration of the receipt of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Conveyance. Seller does hereby sell, transfer, convey, assign and deliver to Buyer and its successors and assigns, forever, Seller’s respective rights, title and interest in the Fixtures.
     2. Successors and Assigns. Seller and its successors and assigns covenant and agree that it and they will execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such other and further instruments and will take such other actions, or cause such other actions to be taken to carry out more effectively the intents and purposes of this Bill of Sale. This Bill of Sale shall bind and inure to the benefit of Buyer and its successors and assigns.
     3. Governing Law. This Bill of Sale shall be governed and construed in accordance with the laws of Minnesota.

64.

     IN WITNESS WHEREOF, Seller and Buyer caused this Bill of Sale to be executed on the date first written above.

SELLER:

SMITHKLINE BEECHAM CORPORATION d/b/a/ GLAXOSMITHKLINE

By:

Name:
Title:

BUYER:

SURMODICS, INC.
By:

Name:
Title:

65.

EXHIBIT “G”
Sublessee’s Improvements

66.

EXHIBIT “H”
Sublessee’s Signage

1.

Exhibit B

2.

Exhibit C

Smentana Conference Room Furniture	Table
14 Chairs
Sofa
Projector/remotes
Lobby Furniture
7 Chairs
1 bench
1 table
Area Rug
Shelving — All in storage rooms
Dishwashers
20 Lockers and Bench
8 locker room lockers

1.